As filed with the Securities and Exchange Commission on February 27, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MOTOROLA SOLUTIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	36-1115800
(State of incorporation)	(IRS Employer Identification No.)

500 West Monroe Street Chicago, Illinois 60661 (847) 576-5000	Mark S. Hacker Executive Vice President, General Counsel and Chief Administrative Officer Motorola Solutions, Inc. 500 West Monroe Street Chicago, Illinois 60661 (847) 576-5000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

David C. Karp

Viktor Sapezhnikov

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

(212) 403-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act. check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
1.75% Convertible Senior Notes due 2024	$1,000,000,000	100%	1,000,000,000	$129,800
Common Stock, par value $0.01	5,599,100(2)	—	—	— (3)
Total				$129,800

(1)

Equals the aggregate principal amount of notes being registered. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Represents the maximum number of shares of common stock, par value $0.01 (“common stock”) issuable upon conversion of the notes registered hereby at a conversion rate corresponding to the maximum conversion rate of 5.5991 shares of our common stock per $1,000 principal amount of 1.75% Convertible Senior Notes due 2024. Pursuant to Rule 416 under the Securities Act, the registrant is also registering such indeterminate number of shares of common stock as may be issued from time to time upon conversion of the notes as a result of the anti-dilution provisions thereof.

(3)	No additional consideration will be received upon conversion of such notes, and therefore, no registration fee is required pursuant to Rule 457(i) under the Securities Act.

PROSPECTUS

$1,000,000,000 1.75% Convertible Senior Notes due 2024 and any Common Stock issuable upon conversion

On September 5, 2019, we sold $1,000,000,000 principal amount of our 1.75% Convertible Senior Notes due 2024 (the “notes”) to SLA Maverick Holdings, L.P., a Delaware limited partnership (the “Purchaser”). On October 31, 2019, the Purchaser made an in-kind distribution of the notes to one of its affiliated holding vehicles, SLA CM Maverick Holdings, L.P., a Delaware limited partnership (the “selling securityholder”). The offer and sale of the notes to the Purchaser and the transfer of the notes from the Purchaser to the selling securityholder were effected in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus may be used from time to time by the selling securityholder to offer up to $1,000,000,000 in aggregate principal amount of the notes and the shares of our common stock, par value $0.01 (“common stock”) issuable upon conversion of the notes, if any, in any manner described under “Plan of Distribution” in this prospectus. The selling securityholder may sell the notes or any such shares of common stock in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at privately negotiated prices directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. If the selling securityholder uses underwriters, broker-dealers or agents, we will name them and describe their compensation in a supplement to this prospectus as may be required. We will receive no proceeds from any sale by the selling securityholder of the securities offered by this prospectus, but in some cases we have agreed to pay certain registration expenses. Please read this prospectus and any applicable prospectus supplement carefully before you invest.

The notes are not listed on any securities exchange. Our common stock is listed on the New York Stock Exchange (“NYSE”) and trades under the symbol “MSI.” On February 26, 2020, the closing sale price of our common stock was $177.75 per share.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports filed with the Securities and Exchange Commission, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission. See the section “Risk Factors” below on page 10, in our other filings with the Securities and Exchange Commission and in the applicable prospectus supplement, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 27, 2020.

Neither we nor the selling securityholder or the underwriters, if any, have authorized anyone to provide you with any information or to make any representation other than those contained in or incorporated by reference into this prospectus, any prospectus supplement or in any free writing prospectus that we may file with the Securities and Exchange Commission (the “SEC”) in connection with this offering. We do not, and the selling securityholder or the underwriters, if any, do not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. We are not offering to sell any securities in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free writing prospectus or other offering material is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. By using a shelf registration statement, the selling securityholder named in this prospectus may offer and sell the securities described in this prospectus in one or more offerings or resales.

Information about the selling securityholder may change over time. Any changed information given to us by the selling securityholder will be set forth in a prospectus supplement if and when necessary. Further, in some cases, the selling securityholder will also be required to provide a prospectus supplement containing specific information about the terms on which it is offering and selling notes or shares of common stock. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement for a specific offering of securities, together with additional information described in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” below, before making an investment decision. You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us to which we have referred you. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement or any free writing prospectus, you should rely on the information in the prospectus supplement or such free writing prospectus prepared by or on behalf of us to which we have referred you.

Unless we state otherwise or the context otherwise requires, references to “Motorola Solutions,” the “Company,” “us,” “we” or “our” in this prospectus mean Motorola Solutions, Inc. and its consolidated subsidiaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement and the exhibits and schedules thereto are available to the public from the SEC’s website at http://www.sec.gov. You can also access our SEC filings through our website at www.motorolasolutions.com. Except as expressly set forth below, we are not incorporating by reference the contents of the SEC website or our website into this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring to those documents. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information. This means that you must look at all of the SEC filings that we incorporate by reference (including any future filings) to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference into this prospectus the following documents:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 14, 2020.

(b)

The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A, filed on March 28, 2019.

(c)	The description of our common stock included in the Registration Statement on Form 8-B dated July 2, 1973, including any amendments or reports filed for the purpose of updating such description.

(d)	All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

You may request a copy of these filings and any exhibit incorporated by reference in these filings at no cost, by writing or telephoning us at the following address or number:

Kristin L. Kruska

Corporate Vice President and Secretary, Motorola Solutions, Inc.

500 West Monroe Street

Chicago, Illinois 60661

Telephone: (847) 576-5000

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus are forward-looking statements within the meaning of applicable federal securities law. These statements generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. We can give no assurance that any future results or events discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks, uncertainties and other factors, many of which are outside of our control, that could cause our actual results to differ materially from the statements contained in this prospectus, including: (1) the economic outlook for the government communications industry; (2) the impact of foreign currency fluctuations on the Company; (3) the level of demand for the Company’s products; (4) the Company’s ability to refresh existing and introduce new products and technologies in a timely manner; (5) exposure under large systems and managed services contracts, including risks related to the fact that certain customers require that the Company build, own and operate their systems, often over a multi-year period; (6) negative impact on the Company’s business from global economic and political conditions, which may include: (i) continued deferment or cancellation of purchase orders by customers; (ii) the inability of customers to obtain financing for purchases of the Company’s products; (iii) increased demand to provide vendor financing to customers; (iv) increased financial pressures on third-party dealers, distributors and retailers; (v) the viability of the Company’s suppliers that may no longer have access to necessary financing; (vi) counterparty failures negatively impacting the Company’s financial position; (vii) changes in the value of investments held by the Company’s pension plan and other defined benefit plans, which could impact future required or voluntary pension contributions; and (viii) the Company’s ability to access the capital markets on acceptable terms and conditions; (7) the impact of a security breach or other significant disruption in the Company’s IT systems, those of its partners or suppliers or those it sells to or operates or maintains for its customers; (8) the outcome of ongoing and future tax matters; (9) the Company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions and reductions in the Company’s purchasing power; (10) risks related to dependence on certain key suppliers, subcontractors, third-party distributors and other representatives; (11) the impact on the Company’s performance and financial results from strategic acquisitions or divestitures; (12) risks related to the Company’s manufacturing and business operations in foreign countries; (13) the creditworthiness of the Company’s customers and distributors, particularly purchasers of large infrastructure systems; (14) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (15) variability in income received from licensing the Company’s intellectual property to others, as well as expenses incurred when the Company licenses intellectual property from others; (16) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (17) the impact of the percentage of cash and cash equivalents held outside of the United States; (18) the ability of the Company to pay future dividends due to possible adverse market conditions or adverse impacts on the Company’s cash flow; (19) the ability of the Company to complete acquisitions or repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the Company’s cash flow; (20) the impact of changes in governmental policies, laws or regulations; (21) negative consequences from the Company’s use of third party vendors for various activities, including certain manufacturing operations, information technology and administrative functions; (22) the Company’s ability to settle the notes in cash; and (23) other factors described in the Company’s news releases and filings with the SEC including, but not limited to, the factors under the heading “Risk Factors” in this prospectus and under the heading “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein. Except as required by law, we undertake no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference. This summary does not contain all of the information that you should consider before deciding to invest in our notes or common stock. You should read this entire prospectus carefully, including the “Risk Factors” beginning on page 13 of this prospectus and our consolidated financial statements and the related notes and other documents incorporated by reference, before you decide to invest in our notes or common stock.

Motorola Solutions, Inc.

Motorola Solutions is a global leader in mission-critical communications and analytics. Our technology platforms in mission critical communications, command center software and video security, bolstered by managed and support services make cities safer and help communities and businesses thrive. We serve more than 100,000 customers in more than 100 countries and have a rich heritage of innovation spanning more than 90 years.

We have two reporting segments:

•

Products and Systems Integration: The Products and Systems Integration segment offers an extensive portfolio of devices, including land mobile radio handsets, infrastructure and accessories, as well as video security devices and infrastructure. The segment also includes implementation and integration of such systems, devices and applications. The primary customers of the Products and Systems Integration segment are government, public safety and first-responder agencies and municipalities. We also sell to commercial and industrial customers who use private radio networks and video security in the course of their operations. The Products and Systems Integration segment has the following two principal product lines:

•	Devices: Devices includes two-way portable and vehicle-mounted radios, fixed and mobile video cameras and accessories.

•

Systems and Systems Integration: Systems and Systems Integration include the infrastructure related to customized radio networks and video solutions and the implementation and integration associated with systems.

•

Software and Services: The Software and Services segment provides a broad range of solutions for government, public safety and commercial customers. The Software and Services segment has the following principal product lines:

•

Software: Software includes a public safety and enterprise command center software suite, unified communications applications, and video software solutions, delivered both on premise and “as a service.”

•

Services: Services includes a continuum of service offerings beginning with repair, technical support, and maintenance. More advanced offerings include monitoring, software updates, and cybersecurity services. Managed services range from partial or full operation of customer-owned networks to operation of Motorola Solutions-owned networks.

Motorola Solutions is a corporation organized under the laws of the State of Delaware as the successor to an Illinois corporation, Motorola, Inc., organized in 1928. The Company changed its name from Motorola, Inc. to Motorola Solutions, Inc. on January 4, 2011. The Company’s principal executive offices are located at 500 West Monroe Street, Chicago, Illinois 60661 (telephone number (847) 576-5000).

Silver Lake Transaction

On September 5, 2019, we entered into an investment agreement with Silver Lake Alpine, L.P. and Silver Lake Alpine (Offshore Master), L.P. (the “Silver Lake Entities”), relating to the issuance to an affiliate of the Silver Lake Entities of $1 billion principal amount of 1.75% Convertible Senior Notes, due 2024. The transaction also closed on September 5, 2019.

The Notes

The Notes	$1,000,000,000 principal amount of our 1.75% Convertible Senior Notes due 2024.

Maturity Date	September 15, 2024, unless earlier converted or repurchased by us.

Interest and Interest Payment Dates	1.75% per year, accruing from September 5, 2019 and payable semi-annually in arrears on March 15 and September 15 of each year (beginning on March 15, 2020).

Regular Record Dates	March 1 and September 1 of each year, preceding the relevant interest payment date.

Conversion and Transfer Restrictions	The notes become fully convertible on September 5, 2021.

Conversion Rights	Holders may convert all or a portion of their notes at any time prior to the close of business on the scheduled trading day immediately preceding the maturity date based on the applicable conversion rate. As of the date of this prospectus, the conversion rate for the notes is 4.9140 shares of common stock per $1,000 principal amount of notes.

Upon conversion of any note, we will pay or deliver, as the case may be, to the converting holder, in respect of each $1,000 principal amount of notes being converted, (i) cash, (ii) shares of common stock, together with cash, if applicable, in lieu of delivering any fractional share of common stock or (iii) a combination of cash and shares of common stock, together with cash, if applicable, in lieu of delivering any fractional share of common stock, at our election. See “Description of Notes—Conversion Rights.” Holders who convert their notes in connection with a make-whole fundamental change, as defined herein, may be entitled to a make-whole premium in the form of an increase in the conversion rate. See “Description of Notes—Adjustment to the Conversion Rate Upon the Occurrence of a Make-whole Fundamental Change.”

Fundamental Change	If we undergo a fundamental change, as defined herein, subject to certain conditions, a holder will have the right, at its option, to require us to repurchase for cash any or all of its notes. The fundamental change repurchase price will equal 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. See “Description of Notes—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change.”

Optional Redemption	On or after September 15, 2022, we may, from time to time, at our option, partially redeem for cash up to an aggregate amount of $490,000,000 in principal amount of the notes, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to the redemption date, provided that the closing sale price of our common stock for 20 or more trading days (including the simple average of the closing sale price of our common stock over the final three trading days) in the period of at least 30 consecutive trading days ending on the trading day immediately prior to the date the redemption notice is delivered to holders is equal to or exceeds 150% of the applicable conversion price on each applicable trading day. See “Description of Notes—Optional Redemption.”

Ranking	The notes are our senior unsecured obligations and rank:

•	senior in right of payment to any of our existing and future indebtedness or other obligations that are expressly subordinated in right of payment to the notes;

•	equal in right of payment to any of our existing and future unsecured indebtedness or other obligations that are not so subordinated;

•	effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to all existing and future indebtedness, other liabilities (including trade payables) of our subsidiaries.

As of December 31, 2019, we had approximately $5.1 billion of senior unsecured indebtedness outstanding. As of December 31, 2019, our subsidiaries had approximately $2.2 billion of outstanding liabilities, including trade payables, but excluding intercompany liabilities.

Use of Proceeds	The selling securityholder will receive all of the proceeds from the sale under this prospectus of the notes and the shares of common stock issuable upon conversion of the notes, if any. We will not receive any proceeds from these sales.

Registration Rights

We prepared this prospectus in connection with our obligations under an investment agreement which provides the selling securityholder with certain registration rights with respect to the resale of the notes and the shares of common stock issuable upon conversion of the notes, if any. Pursuant to such investment agreement, we will use our reasonable efforts to keep the shelf registration statement of which this prospectus is a part effective until the earliest of (i) such time as all registrable securities have (a) been sold in accordance with the plan of distribution disclosed in this prospectus or (b) otherwise cease to be outstanding; (ii) such time as we consolidate or merge with or into another entity and our company stock is, in whole or in part, converted into or exchanged for securities of a different issuer and/or cash in a transaction that constitutes a change of control of the Company and our shares of common stock are delisted from the NYSE; and (iii) September 5, 2027.

The Silver Lake Entities and the selling securityholder remain subject to certain transfer restrictions with respect to the notes.

Listing	The notes are not listed on any securities exchange. Our common stock is listed on the NYSE under the symbol “MSI.”

Risk Factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in the notes or the common stock.

THE COMPANY

Motorola Solutions is a global leader in mission-critical communications and analytics. Our technology platforms in mission-critical communications, command center software and video security, bolstered by managed and support services make cities safer and help communities and businesses thrive. We serve more than 100,000 customers in more than 100 countries and have a rich heritage of innovation spanning more than 90 years.

We have two reporting segments:

•

Products and Systems Integration: The Products and Systems Integration segment offers an extensive portfolio of devices, including land mobile radio handsets, infrastructure and accessories, as well as video security devices and infrastructure. The segment also includes implementation and integration of such systems, devices and applications. The primary customers of the Products and Systems Integration segment are government, public safety and first-responder agencies and municipalities. We also sell to commercial and industrial customers who use private radio networks and video security in the course of their operations. The Products and Systems Integration segment has the following two principal product lines:

•	Devices: Devices includes two-way portable and vehicle-mounted radios, fixed and mobile video cameras and accessories.

•

Systems and Systems Integration: Systems and Systems Integration include the infrastructure related to customized radio networks and video solutions and the implementation and integration associated with systems.

•

Software and Services: The Software and Services segment provides a broad range of solutions for government, public safety and commercial customers. The Software and Services segment has the following principal product lines:

•

Software: Software includes a public safety and enterprise command center software suite, unified communications applications, and video software solutions, delivered both on premise and “as a service.”

•

Services: Services includes a continuum of service offerings beginning with repair, technical support, and maintenance. More advanced offerings include monitoring, software updates, and cybersecurity services. Managed services range from partial or full operation of customer-owned networks to operation of Motorola Solutions-owned networks.

Motorola Solutions is a corporation organized under the laws of the State of Delaware as the successor to an Illinois corporation, Motorola, Inc., organized in 1928. The Company changed its name from Motorola, Inc. to Motorola Solutions, Inc. on January 4, 2011. The Company’s principal executive offices are located at 500 West Monroe Street, Chicago, Illinois 60661 (telephone number (847) 576-5000).

RISK FACTORS

Investing in the notes or common stock (collectively “securities”) involves risks. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as any prospectus supplement relating to a specific offering or resale. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. For more information, see the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” above. These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. You could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.

Risks Relating to the Notes

We may issue additional shares of common stock (including upon conversion of the notes) or instruments convertible into shares of common stock, which may materially and adversely affect the market price of our shares of common stock and the trading price of the notes.

We may conduct future offerings of our shares of common stock, preferred stock or other securities convertible into our shares of common stock to fund acquisitions, finance operations or for other purposes. In addition, we may also issue shares of our common stock under our equity awards plans. The notes do not contain restrictive covenants that would prevent us from offering our shares of common stock or other securities convertible into our shares of common stock in the future. The market price of our shares of common stock or the trading price of the notes could decrease significantly if we conduct such future offerings, if any of our existing stockholders sells a substantial amount of our shares of common stock or if the market perceives that such offerings or sales may occur. Moreover, any additional issuance of our shares of common stock will dilute the ownership interest of our existing stockholders, and may adversely affect the ability of holders of the notes to participate in any appreciation of our shares of common stock.

The notes are effectively subordinated to any secured indebtedness we may incur and are structurally subordinated to all of the obligations of our subsidiaries, including trade payables, which may limit our ability to satisfy our obligations under the notes.

The notes are our senior unsecured obligations and rank:

•	senior in right of payment to any of our existing and future indebtedness or other obligations that are expressly subordinated in right of payment to the notes;

•	equal in right of payment to any of our existing and future unsecured indebtedness or other obligations that are not so subordinated;

•	effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries.

As of December 31, 2019, we had approximately $5.1 billion of senior unsecured indebtedness outstanding. As of December 31, 2019, our subsidiaries had approximately $2.2 billion of outstanding liabilities, including trade payables, but excluding intercompany liabilities.

Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make any funds available for payment on the notes, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory, contractual or other restrictions, may depend on their earnings or financial condition and are subject to various business considerations. As a result, we may be unable to gain access to the cash flow or assets of our subsidiaries.

Regulatory actions may adversely affect the trading price and liquidity of the notes.

Investors in, and potential purchasers of, the notes who employ, or seek to employ, a convertible arbitrage strategy with respect to the notes may be adversely impacted by regulatory developments that may limit or restrict such a strategy. The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that restrict and otherwise regulate short selling and over-the-counter swaps and security-based swaps, which restrictions and regulations may adversely affect the ability of investors in, or potential purchasers of, the notes to conduct a convertible arbitrage strategy with respect to the notes. This could, in turn, adversely affect the trading price and liquidity of the notes.

The accounting for convertible debt securities that may be settled in cash or in shares of common stock could have a material effect on our reported financial results.

Under U.S. GAAP, an entity must separately account for the debt component and the embedded conversion option of convertible debt instruments that may be settled entirely or partially in cash or in shares of common stock upon conversion, such as the notes offered hereby, in a manner that reflects the issuer’s effective interest cost. The fair value of the embedded conversion option is classified as an addition to stockholder’s equity. The difference between book carrying cost and face value of the debt represents a non-cash discount. This difference will be amortized into interest expense over the estimated life of the notes using the effective yield method. As a result, we will be required to record a greater amount of non-cash interest expense as a result of the amortization of the notes’ discount over the term of the notes. Accordingly, we will report lower net income because of the recognition of both the current period’s discount amortization and the notes’ coupon interest, which could adversely affect the trading price of our shares of common stock and the trading price (if any) of the notes.

Under certain circumstances, convertible debt instruments that may be settled entirely or partially in cash (such as the notes) are evaluated for their impact on earnings per share utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the notes exceeds their principal amount. Under the treasury stock method the number of shares outstanding for purposes of calculating diluted earnings per share includes the number of shares that would be required to settle the excess of the conversion value of the notes, if any, over the principal amounts of the notes (which would be settled in cash). The conversion value of the notes will exceed the principal amount of the notes to the extent the trading price of a share of Motorola stock exceeds the then-current conversion price, which is $203.50 as of the date of this prospectus. We intend to settle the principal amount of the convertible notes in cash. However, we may not have access to the capital markets for financing on acceptable terms and conditions, particularly if our credit ratings are downgraded. Accordingly, we may be forced to fully settle the convertible notes in shares of common stock upon conversion, the effect of which would cause the dilutive impact to earnings per share to be significantly in excess of the dilutive impact reflected by the treasury stock method.

A holder of notes will not be entitled to any rights with respect to our shares of common stock, but may be subject to any changes made with respect to our shares of common stock.

A holder of notes will generally not be entitled to any rights with respect to our shares of common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on shares of common stock), but will be subject to all changes affecting our shares of common stock to the extent (i) the trading price of the notes (if any) depends on the market price of our shares of common stock, (ii) such holder receives shares of common stock upon conversion of such holder’s notes and (iii) such changes result in adjustment to the then applicable conversion rate. For example, if an amendment is proposed to our certificate of incorporation which requires stockholder approval, a holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of the common stock implemented by that amendment.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our shares of common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

Under the notes, a converting holder will be exposed to fluctuations in the value of our shares of common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation. We may settle conversions of the notes in cash, shares of common stock (and cash in lieu of any fractional shares) or any combination thereof, at our election. If we elect to settle conversions of notes through payment or delivery, as the case may be, of cash or a combination of cash and shares of common stock, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume weighted average prices of our shares of common stock for each volume-weighted average price (“VWAP”) trading day in a 25 VWAP trading day observation period. As described under “Description of Notes—Conversion Rights—Settlement Upon Conversion,” the observation period with respect to any note surrendered for conversion (other than an SLA security (as defined below)), means: (i) if the relevant conversion date occurs prior to June 15, 2024, the 25 consecutive trading-day period beginning on, and including, the second trading day immediately succeeding such conversion date; and (ii) if the relevant conversion date occurs on or after June 15, 2025, the 25 consecutive trading days beginning on, and including, the 27th scheduled trading day immediately preceding the maturity date.

If the price of our shares of common stock decreases during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation, the amount and/or value of consideration you receive will be adversely affected. In addition, if we elect to settle all or a part of our conversion obligation in cash and the market price of our shares of common stock at the end of such period is below the average of the volume weighted average prices of our shares of common stock during the relevant observation period, the value of any shares of common stock that you may receive in satisfaction of our conversion obligation will generally be less than the value used to determine the amount of consideration that you will receive upon conversion.

The notes and the indenture that governs the notes contain limited protections against certain types of important corporate events and may not protect your investment upon the occurrence of such corporate events and do not protect your investment upon the occurrence of other corporate events.

The indenture for the notes does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity;

•	protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•

limit the amount of additional indebtedness that we can create, incur, assume or guarantee, nor does the indenture limit the amount of indebtedness or other liabilities that our subsidiaries can create, incur, assume or guarantee;

•	limit our ability to incur indebtedness with a maturity date earlier than the maturity date of the notes;

•

restrict our subsidiaries’ ability to issue equity securities to third parties that would rank senior to the equity securities of our subsidiaries held by us, which would entitle those third parties to receive any assets of those subsidiaries prior to any distribution to us in the event of a liquidation or dissolution of those subsidiaries;

•	restrict our ability to purchase or prepay our securities other than the notes; or

•	restrict our ability to make investments or to purchase or pay dividends or make other payments in respect of our shares of common stock or other securities ranking junior to the notes.

Furthermore, the indenture for the notes contains only limited protections in the event of a change in control.

We will not be obligated to purchase the notes upon the occurrence of all significant transactions that are likely to affect the market price of our shares of common stock and/or the trading price of the notes.

Upon the occurrence of a fundamental change, you have the right to require us to purchase your notes. However, the fundamental change provisions do not afford protection to holders of notes in the event of certain transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us could substantially affect our capital structure and the value of the notes and our shares of common stock, but may not constitute a fundamental change requiring us to purchase the notes. In the event of any such transaction, holders of the notes would not have the right to require us to purchase their notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure, the value of the notes and our shares of common stock or any credit ratings, thereby adversely affecting holders of the notes.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment upon the occurrence of specified events, including, but not limited to, the issuance of stock dividends on our shares of common stock, the issuance of certain rights or warrants to holders of our shares of common stock, subdivisions or combinations of our shares of common stock, distributions of capital stock, indebtedness or assets to holders of our common stock, certain cash dividends and certain issuer tender or exchange offers, as described under “Description of Notes—Conversion Rights—Adjustments to the Conversion Rate.” However, the conversion rate will not be adjusted for other events, such as third party tender offers or exchange offers or the issuance of shares of common stock, or securities convertible into shares of common stock, in underwritten or private offerings, that may adversely affect the market price of our shares of common stock and the trading price of the notes. An event that adversely affects the trading price of the notes may occur, and that event may not result in an adjustment to such conversion rate.

The trading price of the notes may be adversely affected by whether an active trading market develops for the notes and other factors.

There is currently no active trading market for the notes. We do not intend to apply for listing of the notes on any securities exchange or for inclusion in any automated dealer quotation system. A market may not develop for the notes or, if developed, may not continue. There can be no assurance as to the liquidity of any market that may develop for the notes. If a market develops, the notes could trade at prices that may be lower than the initial offering price of the notes. The liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security, by changes in the market price of our shares of common stock, which may be volatile, and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. If an active, liquid market does not develop for the notes, the trading price and liquidity of the notes may be adversely affected.

We may not have the ability to settle the principal amount of the notes in cash in the event of conversion or to repurchase the notes upon the occurrence of a fundamental change.

In the event of a conversion of the notes, the Company currently intends to settle the principal amount of the notes in cash. If we do not have adequate cash available, either from cash on hand, funds generated from operations or existing financing arrangements, or we cannot obtain additional financing arrangements, we may not be able to settle the principal amount of the notes in cash and, in the case of settlement of conversion elections, will be required to settle the principal amount of the notes in stock. If we settle any portion of the principal amount of the notes in stock, it will result in immediate, and possibly material, dilution to the interests of existing security holders, which could adversely affect the price of our shares of common stock.

Following any conclusion that we no longer have the ability to settle the notes in cash, we will be required on a going forward basis to change our accounting policy for earnings per share from the treasury stock method to the if-converted method. Earnings per share will most likely be lower under the if-converted method as compared to the treasury stock method.

Our ability to repurchase the notes in cash upon the occurrence of a fundamental change or make any other required payments may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. Our failure to repurchase the notes when required would result in an event of default with respect to the notes and may constitute an event of default or prepayment under, or result in the acceleration of the maturity of our then-existing indebtedness. If the repayment of the other indebtedness were to be accelerated, we may not have sufficient funds to repay that indebtedness and to purchase the notes or to pay the amount of cash (if any) due upon conversion. Our inability to pay for your notes that are surrendered for purchase or upon conversion could result in your receiving substantially less than the principal amount of the notes.

The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate holders for any lost value of their notes as a result of such make-whole fundamental change.

If a make-whole fundamental change occurs, under certain circumstances, we will increase the conversion rate for the notes by a number of additional shares of common stock for notes converted in connection with such make-whole fundamental change. The increase in the conversion rate will be determined based on the date on which the make-whole fundamental change becomes effective and the price paid (or deemed paid) per share of our shares of common stock in such transaction, if in cash, or the average of the closing sale prices per share of common stock for the five consecutive trading days immediately preceding, but excluding, the effective date, as described below under “Description of Notes—Conversion Rights—Adjustment to Conversion Rate Upon a Conversion in Connection With a Make-Whole Fundamental Change.”

The adjustment to the conversion rate, if any, for notes converted in connection with a make-whole fundamental change may not adequately compensate a holder for lost value of its notes as a result of such transaction. In addition, if the applicable price in the transaction is greater than $335.25 per share or less than $178.60 per share (in each case, subject to adjustment), no increase will be made to the conversion rate. Moreover, in no event will the conversion rate as a result of such increase exceed 5.5991 shares per $1,000 principal amount of notes, subject to adjustment at the same time and in the same manner as the conversion rate as described under “Description of Notes—Conversion Rights—Adjustments to the Conversion Rate.” The obligation to increase the conversion rate upon the occurrence of a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

The fundamental change and make-whole fundamental change provisions may delay or prevent an otherwise beneficial takeover attempt of us.

The fundamental change repurchase rights, which allow holders to require us to repurchase all or a portion of their notes upon the occurrence of a fundamental change, as defined in “Description of Notes—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change,” and the provisions requiring an increase to the conversion rate for conversions in connection with a make-whole fundamental change may delay or prevent a takeover of us and the removal of incumbent management that might otherwise be beneficial to investors.

Conversion of the notes may dilute the ownership interest of existing stockholders, including holders who had previously converted their notes, or may otherwise depress the price of our shares of common stock.

The conversion of some or all of the notes will dilute the ownership interests of existing stockholders to the extent we do not cash settle and deliver shares upon conversion of any of the notes. Any sales in the public market of such shares of common stock issuable upon such conversion could adversely affect prevailing market prices of our shares of common stock. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could be used to satisfy short positions, or anticipated conversion of the notes into shares of common stock could depress the price of our shares of common stock.

We may redeem the notes at our option, which may adversely affect your return.

On or after September 15, 2022, we may, from time to time, at our option, partially redeem for cash up to an aggregate amount of $490,000,000 in principal amount of the notes, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to the redemption date, provided that the closing sale price of our common stock for 20 or more trading days (including the simple average of the closing sale price of our common stock over the final three trading days) in the period of at least 30 consecutive trading days ending on the trading day immediately prior to the date the redemption notice is delivered to holders is equal to or exceeds 150% of the applicable conversion price on each applicable trading day. Prevailing interest rates at the time we redeem the notes may be lower than the interest rate on the notes. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate equal to or higher than the interest rate on the notes. See “Description of Notes—Optional Redemption’’ for a more detailed description of the conditions under which we may redeem the notes.

The notes may receive a lower rating than anticipated or one or more rating agencies may reduce its rating of the notes.

We have not, and do not intend to seek a rating for the notes. However, one or more rating agencies has rated the notes and one or more additional rating agencies may rate the notes in the future. Such rating agencies may assign the notes a rating lower than the rating expected by investors, reduce its rating of the notes or announce its intention to put us on credit watch, which may cause the market price of our shares of common stock and the trading price of the notes to decline.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of certain cash dividends in excess of the dividend threshold, as described under “Description of Notes—Conversion Rights—Adjustments to the Conversion Rate.” If the conversion rate is adjusted as a result of a distribution that is taxable to our stockholders, such as certain cash dividends, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs prior to maturity, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change. That increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Certain U.S. Federal Income Tax Considerations—U.S. Holders—Constructive Distributions.”

If you are a non-U.S. holder (as defined under “Certain U.S. Federal Income Tax Considerations”), any deemed dividend would generally be subject to U.S. federal withholding tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). The amount of any such withholding tax may be set off against any subsequent payment or distribution otherwise payable on the notes (or the issuance of shares of common stock upon a conversion of the notes). See “Certain U.S. Federal Income Tax Considerations—Non-U.S. Holders—Distributions on Common Stock.”

USE OF PROCEEDS

The selling securityholder will receive all of the proceeds from the sale under this prospectus of the notes or the common stock issuable upon conversion of the notes, if any. We will not receive any proceeds from these sales.

DESCRIPTION OF NOTES

This prospectus contains summary descriptions of the notes and common stock that may be sold under this prospectus from time to time. These summary descriptions are not meant to be complete descriptions of any security.

The notes were issued under an indenture (which we refer to as the “indenture”) dated as of September 5, 2019, between us and The Bank of New York Mellon Trust Company, N.A., as trustee (which we refer to as the “trustee”). A copy of the indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary of the terms of the notes and the indenture does not purport to be complete and is subject, and qualified in its entirety by reference, to the detailed provisions of the notes and the indenture. Those documents, and not this description, define a holder’s legal rights as a holder of the notes. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). For purposes of this summary, the terms “Motorola Solutions,” “we,” “us” and “our” refer only to Motorola Solutions, Inc. and not to any of its subsidiaries, unless we specify otherwise. Unless the context requires otherwise, the term “interest” includes defaulted interest, if any, payable pursuant to the indenture and “additional interest” payable pursuant to the provisions described under “—Events of Default.”

General

We issued $1 billion aggregate principal amount of our 1.75% Convertible Senior Notes due 2024 (the “notes”). The notes bear interest at a rate of 1.75% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2020, to holders of record at the close of business on the preceding March 1 and September 1 immediately preceding the March 15 and September 15 interest payment dates, respectively, except as described below.

The notes:

•	were issued in minimum denominations of integral multiples of $1,000 principal amount;

•	are our unsecured senior obligations;

•

are convertible at any time prior to the close of business on the business day immediately preceding the maturity date into shares of common stock at a conversion rate, as of the date of this prospectus, of 4.9140 shares of common stock per $1,000 principal amount of notes (which represents a conversion price, as of the date of this prospectus, of approximately $203.50 per share of common stock);

•

are subject to repurchase by us at the option of the holder upon a fundamental change, as described under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change,” at a repurchase price in cash equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date;

•	bear additional interest under the circumstances described under “—Events of Default;” and

•	mature on September 15, 2024.

The notes were issued as global securities as described below under “—Form, Denomination and Registration of Notes.” We will make payments in respect of the notes by wire transfer of immediately available funds to The Depository Trust Company, or DTC, or its nominee as registered owner of the global securities.

A holder may convert notes at the office of the conversion agent, present notes for registration of transfer or exchange at the office of the registrar for the notes and present notes for payment at maturity at the office of the paying agent. We have appointed the trustee as the initial conversion agent, registrar and paying agent for the notes. We will not provide a sinking fund for the notes. The indenture does not contain any financial covenants and does not limit our ability to incur additional indebtedness, pay dividends or repurchase our securities. In addition, the indenture does not provide any protection to holders of notes in the event of a highly leveraged transaction or a change in control, except as, and only to the limited extent, described under “—Conversion Rights—Adjustment to the Conversion Rate Upon the Occurrence of a Make-whole Fundamental Change,” “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” and “—Consolidation, Merger and Sale of Assets.” If any payment date with respect to the notes falls on a day that is not a business day, we will make the payment on the next succeeding business day. The payment made on the next succeeding business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time. The registered holder of a note (including DTC or its nominee in the case of notes issued as global securities) will be treated as its owner for all purposes. Only registered holders will have the rights under the indenture.

Additional Notes

Unless holders of 100% in aggregate principal amount of the outstanding notes consent, we may not increase the principal amount of the notes outstanding under the governing indenture by issuing additional notes in the future (except for notes authenticated and delivered upon registration of transfer or exchange or in lieu of other notes in certain limited circumstances).

Ranking

The notes are our senior unsecured obligations and rank:

•	senior in right of payment to any of our existing and future indebtedness or other obligations that are expressly subordinated in right of payment to the notes;

•	equal in right of payment to any of our existing and future unsecured indebtedness or other obligations that are not so subordinated;

•	effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to all existing and future indebtedness, other liabilities (including trade payables) of our subsidiaries.

Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make any funds available for payment on the notes, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory, contractual or other restrictions, may depend on their earnings or financial condition and are subject to various business considerations. As a result, we may be unable to gain access to the cash flow or assets of our subsidiaries. The indenture does not limit the amount of additional indebtedness that we can create, incur, assume or guarantee, nor does the indenture limit the amount of indebtedness or other liabilities that our subsidiaries can create, incur, assume or guarantee.

Interest Payments

We will pay interest on the notes at a rate of 1.75% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2020. Except as described below, we will pay interest that is due on an interest payment date to holders of record at the close of business on the March 1 and September 1 immediately preceding the March 15 and September 15 interest payment dates, respectively. Interest will accrue on the notes from, and including, September 5, 2019 or from, and including, the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or the maturity date, as the case may be. We will pay interest on the notes on the basis of a 360-day year consisting of twelve 30-day months.

If notes are converted after the close of business on a record date but prior to the open of business on the next interest payment date, holders of such notes at the close of business on the record date will, on the corresponding interest payment date, receive the full amount of the interest payable on such notes on that interest payment date notwithstanding the conversion. However, a holder who surrenders a note for conversion after the close of business on a record date but prior to the open of business on the next interest payment date must pay to the conversion agent, upon surrender, an amount equal to the full amount of interest payable on the corresponding interest payment date on the note so converted; provided that no such payment need be made to us:

•	if the note is surrendered for conversion after the close of business on the record date immediately preceding the maturity date;

•

if we have specified a repurchase date following a fundamental change that is after a record date but on or prior to the next interest payment date, and the note is surrendered for conversion after the close of business on such record date and on or prior to the open of business on such interest payment date;

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

For a description of when and to whom we must pay additional interest, if any, see “—Events of Default.”

Conversion Rights

If the conditions for conversion of the notes described under “—Conversion Rights—Conversion Procedures” are satisfied, holders of notes may, subject to prior repurchase, convert their notes at any time prior to the close of business on the scheduled trading day immediately preceding the maturity date in integral multiples of $1,000 principal amount at a conversion rate, as of the date of this prospectus, of 4.9140 shares of common stock per $1,000 principal amount of notes (which represents a conversion price, as of the date of this prospectus, of approximately $203.50 per share of common stock). The conversion rate, and thus the conversion price, will be subject to adjustment as described below. Except as described below, we will not make any payment or other adjustment on conversion with respect to any accrued interest on the notes, and we will not adjust the conversion rate to account for accrued and unpaid interest. Instead, accrued interest will be deemed to be paid by the consideration received by the holder upon conversion. As a result, accrued interest is deemed to be paid in full rather than cancelled, extinguished or forfeited.

We will not issue a fractional share of common stock upon conversion of a note. Instead, we will pay cash in lieu of fractional shares based on the daily VWAP (as defined below) on the relevant conversion date (in the case of physical settlement) or based on the daily VWAP on the last trading day of the relevant observation period (as defined below) (in the case of combination settlement). In certain circumstances, a holder must, upon conversion, pay interest if the conversion occurs after the close of business on a record date and prior to the open of business on the next interest payment date. See “—Interest Payments” above. A note for which a holder has delivered a fundamental change repurchase notice, as described below, requiring us to repurchase the note, may be surrendered for conversion only if the holder withdraws such repurchase notice in accordance with the indenture, unless we default in the payment of the fundamental change repurchase price.

“Closing sale price” on any date means the per share price of our common stock on such date, determined (i) on the basis of the closing sale price per share (or if no closing sale price per share is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on the date as reported in the composite transactions for the relevant stock exchange; or (ii) if the common stock is not listed on a U.S. national or regional securities exchange on the relevant date, the last quoted bid price for the common stock on the relevant date, as reported by OTC Markets Group, Inc. or a similar organization; provided, however, that in the absence of any such report or quotation, the closing sale price shall be the price determined by a nationally recognized independent investment banking firm retained by us for such purpose as most accurately reflecting the per share price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arms-length transaction, for one share of common stock. The closing sale price will be determined without reference to after-hours or extended market trading.

“Relevant stock exchange” means the NYSE or, if the common stock (or other security for which the closing sale price must be determined) is not then listed on the NYSE, the principal other U.S. national or regional securities exchange or market on which the common stock (or such other security) is then listed.

“Trading day” means a day on which (i) there is no market disruption event, (ii) trading in the common stock generally occurs on the relevant stock exchange or, if the common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the common stock is then traded, and (iii) a closing sale price for the common stock is available on such securities exchange or market; provided that if the common stock (or other security for which a closing sale price must be determined) is not so listed or traded, “trading day” means a business day.

“Market disruption event” means, with respect to common stock or any other security, (i) the failure by the relevant stock exchange to open for trading during its regular trading session or (ii) the occurrence or existence for more than one half-hour period in the aggregate on any “scheduled trading day” (as defined below) for common stock or such other security of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) of the common stock or such other security or in any options contracts or future contracts relating to the common stock or such other security, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.

“Scheduled trading day” means a day that is scheduled to be a trading day on the relevant stock exchange. If the common stock is not listed on any U.S. national or regional securities exchange, “scheduled trading day” means a business day.

Conversion Procedures

To convert its note, a holder of a physical note must:

•

complete and manually sign the required conversion notice, with appropriate signature guarantee, or facsimile of the conversion notice and deliver the completed conversion notice to the conversion agent;

•	surrender the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date.

If a holder holds a beneficial interest in a global note, to convert such note, the holder must comply with the last two requirements listed above and comply with DTC’s procedures for converting a beneficial interest in a global note. The date a holder complies with the applicable requirements is the “conversion date” under the indenture.

Settlement Upon Conversion

Upon conversion, we will pay or deliver, as the case may be, cash (“cash settlement”), common stock together with cash in lieu of fractional shares (“physical settlement”) or a combination thereof (“combination settlement”), at our election. We refer to each of these settlement methods as a “settlement method.”

All conversions for which the relevant conversion date occurs on or after June 15, 2024 will be settled using the same settlement method. Except for any conversions described in the preceding sentence, we will use the same settlement method for all conversions occurring on the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions that occur on different trading days. That is, we may choose on one conversion date to settle conversions entirely in cash, and choose for the notes converted on another conversion date to settle conversions by paying cash in respect of the principal portion of the converted notes and delivering common stock, or a combination of cash and common stock, in respect of the remainder, if any, of our conversion obligation in excess of the aggregate principal portion of the notes being converted. If we elect to deliver a settlement notice of the relevant settlement method in respect of any conversion date (or any period described above in this paragraph, as the case may be), we, through the trustee, will deliver such settlement notice to converting holders no later than the close of business on the trading day immediately following the relevant conversion date (or, in the case of any conversions occurring on or after June 15, 2024, no later than June 15, 2024). Such settlement notice will specify the relevant settlement method and in the case of an election of combination settlement, the relevant settlement notice will indicate the specified dollar amount (as defined below) per $1,000 principal amount of notes. If we deliver a settlement notice electing combination settlement in respect of our conversion obligation but do not indicate a specified dollar amount per $1,000 principal amount of notes in such settlement notice, the specified dollar amount per $1,000 principal amount of notes shall be deemed to be $1,000. If we do not elect a settlement method prior to the deadline set forth in the immediately preceding sentence, we will no longer have the right to elect cash settlement or physical settlement and we will be deemed to have elected combination settlement in respect of our conversion obligation, and the specified dollar amount per $1,000 principal amount of notes will be equal to $1,000. Notwithstanding the foregoing, any conversion of SLA securities will be subject to the final paragraph of this section “Settlement Upon Conversion.”

The settlement amount shall be computed as follows:

•

if we elect to satisfy our conversion obligation in respect of such conversion by physical settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of shares of common stock equal to the conversion rate in effect on the conversion date (provided that we will deliver cash in lieu of any fractional shares);

•

if we elect to satisfy our conversion obligation in respect of such conversion by cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values (as defined below) for each trading day during the related observation period; and

•

if we elect (or are deemed to have elected) to satisfy our conversion obligation in respect of such conversion by combination settlement, we will pay or deliver, as the case may be, in respect of each $1,000 principal amount of notes being converted, a settlement amount equal to the sum of the daily settlement amounts (as defined below) for each trading day during the related observation period.

The “daily settlement amount,” for each trading day during the observation period, will consist of:

•	cash in an amount equal to the lesser of (i) the daily measurement value (as defined below) and (ii) the daily conversion value (as defined below) on such trading day; and

•

if the daily conversion value on such trading day exceeds the daily measurement value, a number of shares of common stock equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

The “daily measurement value” means the specified dollar amount (if any), divided by 25. The “daily conversion value” means, for each trading day during the observation period, one-twenty-fifth of the product of (1) the conversion rate on such trading day and (2) the daily VWAP on such trading day. The “daily VWAP” means, for each trading day during the relevant observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “MSI <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours. The “observation period” with respect to any note (other than an SLA security (as defined below)) surrendered for conversion, means: (i) if the relevant conversion date occurs prior to June 15, 2024, the 25 consecutive trading-day period beginning on, and including, the second trading day immediately succeeding such conversion date and (ii) if the relevant conversion date occurs on or after June 15, 2024, the 25 consecutive trading days beginning on, and including, the 27th scheduled trading day immediately preceding the maturity date. The “observation period” with respect to any SLA security is described in the second succeeding paragraph.

The “specified dollar amount” means the maximum cash amount per $1,000 principal amount of notes to be received upon conversion as specified in the settlement notice related to any converted notes, as described under “—Adjustment to the Conversion Rate Upon the Occurrence of a Make-whole Fundamental Change” and “—Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales,” we will pay or deliver, as the case may be, the consideration due in respect of the conversion obligation on the later of (i) the second business day immediately following the relevant conversion date and (ii) the second business day immediately following the last trading day of the relevant observation period, as applicable, and we will pay cash in lieu of fractional shares based on the daily VWAP on the relevant conversion date (in the case of physical settlement) or based on the daily VWAP on the last trading day of the relevant observation period (in the case of combination settlement).

In the event any holder(s) of SLA securities exercises its right to convert all or any portion of any SLA securities, (A) the relevant observation period for purposes of determining the daily settlement amount, in the case of combination settlement, and daily conversion values, in the case of cash settlement, with respect to such SLA securities shall be the 25 consecutive trading day period beginning on, and including, the 25th trading day immediately preceding the applicable conversion date and ending on the trading day immediately preceding such conversion date and (B) we will promptly (x) determine the daily settlement amount or the daily conversion values, as the case may be, and the amount of cash payable in lieu of delivering any fractional shares of common stock and (y) notify the trustee, the conversion agent (if other than the trustee) and such holder of SLA securities being so converted of the daily settlement amount or the daily conversion values, as the case may be, and the amount of cash payable in lieu of delivering any fractional shares of common stock.

An “SLA security” is any SLA global security or any temporary security or physical security exchanged for an SLA global security. An “SLA global security” is each global security that was issued and authenticated on September 5, 2019 and is identified by CUSIP No. 620076 BR9 and ISIN No. US620076BR93.

Adjustments to the Conversion Rate

The conversion rate is subject to adjustment from time to time, without duplication, upon the occurrence of any of the following events:

•	If we issue shares of common stock as a dividend or distribution on all of our shares of common stock, the conversion rate will be adjusted based on the following formula:

CR’ = CR0 Í	OS’
OS0

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex date (as defined below) of such dividend or distribution;

CR’	=	the conversion rate in effect immediately after the open of business on the ex date for such dividend or distribution;

OS0	=	the number of shares of common stock outstanding immediately prior to the open of business on the ex date for such dividend or distribution; and

OS’	=	the number of shares of common stock outstanding immediately after such dividend or distribution.

•	If we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR’ = CR0 Í	OS’
OS0

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the effective date of such share split or share combination;

CR’	=	the conversion rate in effect immediately after the open of business on the effective date of such share split or share combination;

OS0	=	the number of shares of common stock outstanding immediately prior to the open of business on the effective date of such share split or share combination, as the case may be; and

OS’	=	the number of shares of common stock outstanding immediately after such share split or share combination, as the case may be.

Any adjustment made under the first bullet above shall become effective immediately after the open of business on the ex date for such dividend or distribution, and any adjustment under the second bullet shall become effective immediately after the open of business on the effective date of such share split or share combination. If any dividend or distribution of the type described in the first bullet above is declared but not so paid or made, or any share split or share combination of the type described in the second bullet above is announced but the shares of common stock are not split or combined, as the case may be, then the conversion rate shall be immediately readjusted, effective as of the date our board of directors determines not to pay such dividend or distribution or not to split or combine the shares of common stock, as the case may be, to the conversion rate that would then be in effect if such dividend or distribution had not been declared or such share split or combination had not been announced.

•

If we distribute to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period expiring not more than 45 days immediately following the date of such distribution, to purchase or subscribe for our shares of common stock at a price per share less than the average of the closing sale prices of our shares common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such distribution, the conversion rate will be increased based on the following formula:

CR’ = CR0 Í	OS0 + X
OS0 + Y

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex date for such distribution;

CR’	=	the conversion rate in effect immediately after the open of business on such ex date;

OS0	=	the number of shares of common stock outstanding immediately prior to the open of business on such ex date;

X	=	the total number of shares of common stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the closing sale prices of our shares of common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such distribution.

Any increase made under this third bullet will be made successively whenever any such rights, options or warrants are distributed and will become effective immediately after the open of business on the ex date for such distribution. To the extent that common stock is not delivered after expiration of such rights, options or warrants, the conversion rate shall be readjusted, effective as of the date of such expiration, to the conversion rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so distributed, the conversion rate shall be decreased, effective as of the date our board of directors determines not to make such distribution, to the conversion rate that would then be in effect if such ex date for such distribution had not occurred. In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of common stock at less than such average of the closing sale prices for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such distribution, and in determining the aggregate offering price of such common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors. Except in the case of a readjustment of the conversion rate pursuant to the immediately preceding paragraph, the conversion rate shall not be decreased pursuant to this third bullet.

•

If we distribute shares of our capital stock, evidences of our indebtedness or other assets, securities or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our shares of common stock, but excluding:

(i)	dividends or distributions as to which an adjustment was effected pursuant to the first, second and third bullets above;

(ii)

dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to the fifth bullet below or that is excluded from the scope of the section of the indenture described by the fifth bullet below by the parenthetical language preceding the formula therein;

(iii)	distributions of reference property in a transaction described in the section “Change in the Conversion Right Upon Certain Reclassifications” below;

(iv)	rights issued pursuant to a rights plan of the company (i.e., a poison pill), except to the extent provided by the indenture; and

(v)

spin-offs to which the provisions set forth in the latter portion of this bullet shall apply (any of such shares of capital stock, indebtedness or other assets, securities or property or rights, options or warrants to acquire its capital stock or other securities, the “distributed property”), then, in each such case, the conversion rate will be increased based on the following formula:

CR’ = CR0 Í	SP0
SP0 – FMV

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex date for such distribution;

CR’	=	the conversion rate in effect immediately after the open of business on the ex date for such distribution;

SP0	=	the average of the closing sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the ex date for such distribution; and

FMV	=	the fair market value (as determined by our board of directors) of the distributed property distributable with respect to each outstanding share of common stock as of the open of business on the ex date for such distribution.

If our board of directors determines “FMV” for purposes of this fourth bullet by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the closing sale prices of the common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the ex date for such distribution. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, provision shall be made for each holder of a note to receive, for each $1,000 principal amount of notes it holds, at the same time and upon the same terms as holders of our common stock, the amount and kind of distributed property that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex date for such distribution. Any increase made under the portion of this fourth bullet above shall become effective immediately after the open of business on the ex date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased, effective as of the date our board of directors determines not to make such distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared. With respect to an adjustment pursuant to this fourth bullet where there has been a payment of a dividend or other distribution on our common stock of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit where such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the spin-off (as defined below)) on a national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

CR’ = CR0 Í	FMV0 + MP0
MP0

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex date for the spin-off;

CR’	=	the conversion rate in effect immediately after the open of business on ex date of the spin-off;

FMV0	=	the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the 10 consecutive trading days immediately following, and including, the ex date for the spin-off (the “valuation period”); and

MP0	=	the average of the closing sale prices of our common stock over the valuation period.

The increase to the conversion rate under the preceding paragraph shall be determined on the last trading day of the valuation period, but will be given effect immediately after the open of business on the ex date for such spin-off. Notwithstanding the foregoing, in respect of any conversion during the valuation period, references in the portion of this fourth bullet related to spin-offs to 10 trading days shall be deemed to be replaced with such lesser number of trading days as have elapsed between the ex date of such spin-off and the conversion date in determining the conversion rate. If the period from and including the ex date for the spin-off to and including the last trading day of the observation period in respect of any conversion of notes is less than 10 trading days, references in the portion of this fourth bullet related to spin-offs with respect to 10 trading days shall be deemed to be replaced, solely in the conversion of the notes, with such lesser number of trading days as have elapsed from, and including, the ex date for the spin-off to, and including, the last trading day of the observation period.

•

If any cash dividend or distribution is made to all or substantially all holders of our common stock (other than a regular, quarterly cash dividend that does not exceed $0.57 per share, which is referred to as the “dividend threshold,” and which is subject to adjustment as described below), the conversion rate will be increased based on the following formula:

CR’ = CR0 Í	SP0 – T
SP0 – C

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex date for such dividend or distribution;

CR’	=	the conversion rate in effect immediately after the open of business on the ex date for such dividend or distribution;

SP0	=	the average of the closing sale prices of our common stock over the 10 consecutive trading day period immediately preceding the ex date for such dividend or distribution (or, if we declare such dividend or distribution less than 11 trading days prior to the ex date for such dividend or distribution the reference to 10 consecutive trading days shall be replaced with a smaller number of consecutive trading days that shall have occurred after, and not including, such declaration date and prior to, but not including, the ex date for such dividend or distribution);

T	=	the dividend threshold; provided, that if the dividend or distribution is not a regular cash dividend, then the dividend threshold will be deemed to be zero; and

C	=	the amount in cash per share of common stock we distribute to holders of our common stock.

Any adjustment made under this fifth bullet shall become effective immediately after the open of business on the ex date for such dividend or distribution.

The dividend threshold is subject to adjustment in a manner inversely proportional to, and at the same time as, adjustments to the conversion rate; provided, that no adjustment will be made to the dividend threshold for any adjustment to the conversion rate pursuant to this fifth bullet or an adjustment that occurs pursuant to “—Conversion Rights—Adjustment to the Conversion Rate Upon the Occurrence of a Make-whole Fundamental Change.” Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, provision shall be made for each holder of a note to receive, for each $1,000 principal amount of notes it holds, at the same time and upon the same terms as holders of our common stock, the amount of cash that such holder would have received as if such holder owned a number of shares of common stock equal to the conversion rate on the ex date for such cash dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

Except in the case of a readjustment of the conversion rate pursuant to the last sentence of the immediately preceding paragraph, the conversion rate shall not be decreased pursuant to this fifth bullet.

•

If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, if the cash and value of any other consideration included in the payment per share of common stock exceeds the average of the closing sale prices of our common stock over the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR’ = CR0 Í	AC + (SP’ Í OS’)
OS0 Í SP’

where,

CR0	=	the conversion rate in effect immediately prior to the close of business on the last trading day of the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires;

CR’	=	the conversion rate in effect immediately after the close of business on the last trading day of the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares of common stock purchased in such tender or exchange offer;

OS0	=	the number of shares of common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS’	=	the number of shares of common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP’	=	the average of the closing sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

The increase to the conversion rate under this sixth bullet will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that, for purposes of determining the conversion rate, in respect of any conversion during the 10 trading days immediately following, but excluding, the date that any such tender or exchange offer expires, references within this sixth bullet to 10 consecutive trading days shall be deemed to be replaced with such lesser number of consecutive trading days as have elapsed between the date such tender or exchange offer expires and the relevant conversion date. If we are, or one of our subsidiaries is, obligated to purchase our common stock pursuant to any such tender or exchange offer but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the conversion rate shall be immediately decreased to the conversion rate that would be in effect if such tender or exchange offer had not been made. Except in the case of a readjustment of the conversion rate pursuant to the last sentence of the immediately preceding paragraph, the conversion rate shall not be decreased pursuant to this sixth bullet.

The “ex date” is the first date on which our common shares trade on the relevant stock exchange, regular way, without the right to receive the issuance, dividend or distribution in question from us or, if applicable, from the seller of common stock on the relevant stock exchange (in the form of due bills or otherwise) as determined by the relevant stock exchange.

The indenture does not require us to adjust the conversion rate for any of the transactions described in the bullets above (other than for share splits or share combinations) if we make provision for each holder of the notes to participate in the transaction, at the same time and upon the same terms as holders of our common stock participate, without conversion, as if such holder held a number of our shares of common stock equal to the conversion rate in effect on the ex date or effective date, as the case may be, of such transaction (without giving effect to any adjustment pursuant to the bullets above on account of such transaction), multiplied by the principal amount (expressed in thousands) of notes held by such holder. If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then:

•	we will not adjust the conversion rate pursuant to the bullets above until the earliest of these triggering events occurs; and

•	we will readjust the conversion rate to the extent any of these rights, options or warrants are not exercised before they expire.

We will not adjust the conversion rate pursuant to the bullets above unless the adjustment would result in a change of at least 1% in the then effective conversion rate. However, we will carry forward any adjustments that we would otherwise have had to make and make such carried forward adjustments with respect to the conversion rate when the cumulative effect of all adjustments not yet made will result in a change of one percent (1%) or more of the conversion rate as last adjusted (or, if never adjusted, the initial conversion rate) and (ii) notwithstanding the foregoing, all such deferred adjustments that have not yet been made shall be made (including any adjustments that are less than one percent (1%) of the conversion rate as last adjusted (or, if never adjusted, the initial conversion rate)) (1) on the effective date of any fundamental change or make-whole fundamental change and (2) on (A) the conversion date (in the case of physical settlement) and (B) on each trading day of any observation period (in the case of cash settlement or combination settlement, and in each case, after such adjustment shall be made such adjustments shall no longer be carried forward and taken into account in any subsequent adjustment to the conversion rate.) Adjustments to the conversion rate will be calculated to the nearest 1/10,000th. To the extent permitted by applicable law and the rules of the relevant stock exchange, we may, from time to time, increase the conversion rate by any amount for a period of at least 20 business days or any longer period permitted or required by law, if our board of directors has made a determination, which determination shall be conclusive, that such increase is in our best interests. We will give notice of such increase to the trustee and cause such notice, which will include the amount of the increase and the period during which the increase will be in effect, to be sent to each holder of notes at least 15 days prior to the day on which such increase commences. In addition, we may, but are not obligated to, increase the conversion rate as we consider to be advisable in order to avoid or diminish any income tax to any holders of common stock (or rights to purchase common stock) resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes or any other reason. To the extent that we adopt a rights plan (i.e., a poison pill) and such plan is in effect upon conversion of the notes, we shall make provision such that each holder will receive, in addition to, and concurrently with the delivery of, any shares of common stock otherwise due upon conversion, the rights under such rights plan or future rights plan in respect of such shares of common stock, unless the rights have separated from our common stock before the time of conversion, in which case the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common stock, distributed property as described in the fourth bullet above under this “—Conversion Rights—Adjustments to the Conversion Rate” section, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Events That Will Not Result in Adjustment

The conversion rate will not be adjusted for any transaction or event other than for any transaction or event described above under “—Conversion Rights—Adjustments to the Conversion Rate” and below under “—Conversion Rights—Adjustment to the Conversion Rate Upon the Occurrence of a Make-whole Fundamental Change.” Without limiting the foregoing, the conversion rate will not be adjusted:

•	upon the issuance of any common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities;

•

upon the issuance of any shares of common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries (or the issuance of any shares of common stock pursuant to any such options or other rights);

•

upon the issuance of any common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the immediately preceding bullet and outstanding as of the date the notes were first issued;

•	for accrued and unpaid interest, if any;

•

for ordinary course stock repurchases that are not tender offers or exchange offers of the nature described in the sixth bullet of “—Conversion Rights—Adjustments to the Conversion Rate,” including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives;

•	solely for a change in the par value of the common stock; or

•

for the issuance of new shares of common stock or securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of common stock or such convertible or exchangeable securities, except as described under “—Conversion Rights—Adjustments to the Conversion Rate.”

Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales

If we:

•

reclassify our common stock (other than a change as a result of a subdivision or combination of our common stock to which adjustments described in the second bullet under “—Conversion Rights—Adjustments to the Conversion Rate” apply);

•	are party to a consolidation, merger or binding share exchange; or

•	sell, transfer, lease, convey or otherwise dispose of all or substantially all of our and our subsidiaries’ consolidated property or assets, taken as a whole;

in each case, pursuant to which our common stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, each $1,000 principal amount of converted notes will, from and after the effective time of such event, be convertible into the same kind, type and proportions of consideration that a holder of a number of shares of common stock equal to the conversion rate in effect immediately prior to the relevant event would have received in the relevant event (which we refer to as the “reference property”) and, prior to or at the effective time of the relevant event, we or the successor or purchasing person, as the case may be, will execute with the trustee a supplemental indenture providing for such change in the right to convert the notes; provided, however, that at and after the effective time of the transaction (A) we shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of notes in accordance with the indenture and (B) (I) any amount payable in cash upon conversion of the notes in accordance with the indenture shall continue to be payable in cash, (II) any common stock that we would have been required to deliver upon conversion of the notes in accordance with the indenture shall instead be deliverable in the amount and type of reference property that a holder of that number of shares of common stock would have received in such transaction and (III) the daily VWAP shall be calculated based on the value of a unit of reference property.

If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the reference property into which the notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election and (ii) the unit of reference property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of common stock. We have agreed in the indenture not to consummate any such transaction unless its terms are consistent with the foregoing. If the holders receive only cash in such transaction, then for all conversions that occur after the effective date of such transaction (A) the consideration due upon conversion of each $1,000 principal amount of notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased pursuant to the indenture), multiplied by the price paid per share of common stock in such transaction and (B) we shall satisfy our conversion obligation by paying cash to converting holders on the second business day immediately following the relevant conversion date.

A change in the conversion right such as this could substantially lessen or eliminate the value of the conversion right. For example, if a third party acquires us in a cash merger, each note would be convertible solely into cash and would no longer be potentially convertible into securities whose value could increase depending on our future financial performance, prospects and other factors. There is no precise, established definition of the phrase “all or substantially all of our and our subsidiaries’ consolidated property or assets, taken as a whole” under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of our and our subsidiaries consolidated property or assets.

Adjustment to the Conversion Rate Upon the Occurrence of a Make-whole Fundamental Change

If, prior to the maturity date, a make-whole fundamental change (as defined below) occurs, then, as described below under “—Conversion Rights—The Increase in the Conversion Rate,” we will increase the conversion rate applicable to notes that are surrendered for conversion at any time from, and including, the effective date of the make-whole fundamental change (A) if such make-whole fundamental change does not also constitute a fundamental change, to, and including, the close of business on the date that is thirty (30) business days after the later of (i) the actual effective date of the make-whole fundamental change and (ii) the date we send to holders of the notes the relevant notice of the effective date of any make-whole fundamental change, as described below or (B) if the make-whole fundamental change also constitutes a “fundamental change,” as described under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change,” to, and including, the close of business on the fundamental change repurchase date corresponding to such fundamental change. We refer to this period as the “make-whole conversion period.”

A “make-whole fundamental change” means an event described in the definition of “change in control” set forth below under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” after giving effect to any exceptions to or exclusions from such definition (including, without limitation, the exception described in the paragraph following such bullets), but without regard to the exclusion set forth in the third bullet of such definition. We will send to each holder written notice of the effective date of any make-whole fundamental change within 10 days after such effective date. We will indicate in such notice, among other things, the last day of the make-whole conversion period.

The Increase in the Conversion Rate

In connection with the make-whole fundamental change, we will increase the conversion rate by reference to the table below, based on the date when the make-whole fundamental change becomes effective, which we refer to as the “effective date,” and the “applicable price.” If the make-whole fundamental change is a transaction or series of related transactions described in the third bullet of the “change in control” definition set forth under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for our common stock in the make-whole fundamental change consists solely of cash, then the “applicable price” will be the cash amount paid per share of common stock in the make-whole fundamental change. In all other cases, the “applicable price” will be the average of the closing sale prices per share of common stock for the five consecutive trading days immediately preceding, but excluding, the relevant effective date. Our board of directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate in accordance with the indenture where the ex date of the event occurs, at any time during those five consecutive trading days.

Subject to the provisions set forth under “—Conversion Rights—Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales,” upon surrender of notes for conversion in connection with a make-whole fundamental change, we shall, at our option, satisfy the related conversion obligation by physical settlement, cash settlement or combination settlement in accordance with the indenture. However, if the consideration for our common shares in any make-whole fundamental change described in the third bullet of the change in control definition set forth under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” is composed entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the applicable price for the transaction and will be deemed to be an amount equal to, per $1,000 principal amount of converted notes, the conversion rate (including any adjustment as described in this section), multiplied by such applicable price. In such event, the conversion obligation will be determined and shall be paid to holders in cash on the second business day following the conversion date. The following table sets forth the number of additional shares per $1,000 principal amount of notes that will be added to the conversion rate applicable to the notes that are converted during the make-whole conversion period. The increased conversion rate will be used to determine the number of shares of common stock due upon conversion, as described under “—Conversion Rights—Settlement Upon Conversion” above. If an event occurs that requires an adjustment to the conversion rate, then, on the date and at the time on which such adjustment is so required to be made, each applicable price set forth in the table below under the column titled “Applicable Price” shall be deemed to be adjusted so that such applicable price, at and after such time, shall be equal to the product of:

•	the applicable price as in effect immediately before such adjustment to such applicable price; and

•

the fraction of the numerator of which is the conversion rate in effect immediately before such adjustment to the conversion rate and the denominator of which is the conversion rate to be in effect, immediately after such adjustment to the conversion rate.

In addition, we will adjust the number of additional shares in the table below at the same time, in the same manner in which, and for the same events for which, we must adjust the conversion rate as described under “—Conversion Rights—Adjustments to the Conversion Rate.”

	Applicable Price
Effective Date	$178.60	$193.60	$203.50	$218.50	$233.50	$248.50	$263.50	$278.50	$293.50	$305.25	$320.25	$335.25
September 5, 2019	0.6851	0.4373	0.3206	0.1957	0.1159	0.0658	0.0351	0.0168	0.0070	0.0036	0.0023	0.0023
September 15, 2020	0.6851	0.4302	0.3069	0.1788	0.1007	0.0544	0.0277	0.0122	0.0037	0.0005	0.0000	0.000
September 15, 2021	0.6851	0.4004	0.2730	0.1468	0.0759	0.0376	0.0176	0.0069	0.0016	0.0000	0.0000	0.000
September 15, 2022	0.6851	0.3596	0.2267	0.1058	0.0474	0.0206	0.0085	0.0026	0.0001	0.0000	0.0000	0.000
September 15, 2023	0.6851	0.3043	0.1608	0.0540	0.0184	0.0070	0.0026	0.0005	0.0000	0.0000	0.0000	0.000
September 15, 2024	0.6851	0.2513	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.000

The exact applicable price and effective date may not be as set forth in the table above, in which case:

•

if the actual applicable price is between two applicable prices listed in the table above, or the actual effective date is between two effective dates listed in the table above, we will determine the number of additional shares by linear interpolation between the numbers of additional shares set forth for the higher and lower applicable prices, or for the earlier and later effective dates based on a 365-day year, as applicable;

•	if the actual applicable price is greater than $335.25 per share (subject to adjustment in the same manner as the “applicable prices” in the table above), we will not increase the conversion rate; and

•	if the actual applicable price is less than $178.60 per share (subject to adjustment in the same manner as the “applicable prices” in the table above), we will not increase the conversion rate.

However, in the event of any increase in the conversion rate that would result in the notes in the aggregate becoming convertible into shares of common stock in excess of the share issuance limitations of the listing rules of the NYSE, we will, at our option (but without delaying delivery of consideration upon any conversion), either obtain stockholder approval of such issuances or deliver cash consideration in lieu of any shares of common stock otherwise deliverable upon conversions in excess of such limitations (calculated based on the applicable settlement amount determined as though we elected cash settlement with respect to those shares of common stock in excess of such limitations).

Our obligation to increase the conversion rate as described above could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness of economic remedies.

Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change

If a “fundamental change,” as described below, occurs, each holder of notes will have the right, at such holder’s option, subject to the terms and conditions of the indenture, to require us to repurchase for cash all or any portion of the holder’s notes in integral multiples of $1,000 principal amount, at a price equal to 100% of the principal amount of the notes to be repurchased (or portion thereof), plus, except as described below, any accrued and unpaid interest to, but excluding, the “fundamental change repurchase date,” as described below. However, if such fundamental change repurchase date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the full amount of accrued and unpaid interest, if any, to, but excluding, such interest payment date shall be paid on such interest payment date to the holder of record of such notes at the close of business on such record date (without any surrender of such notes by such holder), and the fundamental change repurchase price will not include any accrued but unpaid interest.

We must repurchase the notes on a date of our choosing, which we refer to as the “fundamental change repurchase date.” However, the fundamental change repurchase date shall be no later than 35 business days, and no earlier than 20 business days (or as such period may be extended pursuant to the indenture), after the date we send the relevant notice of the fundamental change, as described below. On or before the 20th business day after the consummation of a fundamental change, we must send, or cause to be sent, to all holders of notes in accordance with the indenture, a notice regarding the fundamental change. The notice must state, among other things:

•	the events causing the fundamental change;

•	the date of the fundamental change;

•	the fundamental change repurchase date;

•	the last date on which a holder may exercise its fundamental change repurchase right, which will be the business day immediately preceding the fundamental change repurchase date;

•	the fundamental change repurchase price;

•	the names and addresses of the paying agent and the conversion agent;

•	the procedures that a holder must follow to exercise its fundamental change repurchase right;

•	the conversion rate and any adjustments to the conversion rate that will result from the fundamental change; and

•

that notes with respect to which a holder has delivered a fundamental change repurchase notice may be converted, if otherwise convertible, only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture or if we default in the payment of the fundamental change repurchase price.

To exercise the repurchase right, a holder must deliver a written fundamental change repurchase notice to us (if we are acting as our own paying agent) or to the paying agent no later than the close of business on the business day immediately preceding the fundamental change repurchase date. This written notice must state:

•	the certificate number(s) of the notes that the holder will deliver for repurchase, if they are in certificated form;

•	the principal amount of the notes to be repurchased, which must be an integral multiple of $1,000; and

•	that the notes are to be repurchased by us pursuant to the fundamental change provisions of the indenture.

A holder may withdraw any fundamental change repurchase notice by delivering to us (if we are acting as our own paying agent), or the paying agent a written notice of withdrawal prior to the close of business on the business day immediately preceding the fundamental change repurchase date or such longer period as may be required by law, or if there is a default in the payment of the fundamental change repurchase price, at any time during which the default continues. The notice of withdrawal must state:

•	the name of the holder;

•	a statement that the holder is withdrawing its election to require us to repurchase its notes;

•	the certificate number(s) of the notes being withdrawn, if they are in certificated form;

•	the principal amount of notes being withdrawn, which must be an integral multiple of $1,000; and

•	the principal amount, if any, of the notes that remain subject to the fundamental change repurchase notice, which must be an integral multiple of $1,000.

If the notes are not in certificated form, the above notices must comply with appropriate DTC procedures. We will pay the fundamental change repurchase price no later than the later of the fundamental change repurchase date and the time of book-entry transfer or delivery of the note, together with necessary endorsements. If the paying agent (in the case of a paying agent other than us) holds as of 11:00 a.m. New York City time on a fundamental change repurchase date, money sufficient to pay the fundamental change repurchase price, with respect to all notes to be repurchased or paid on such fundamental change repurchase date, payable as herein provided on such fundamental change repurchase date, then (unless there shall be a default in the payment of such aggregate fundamental change repurchase price), except as otherwise provided herein, on and after such date, interest on such notes will cease to accrue, whether or not such notes are delivered to the paying agent. Thereafter, all rights of the relevant holders terminate, other than the right to receive the fundamental change repurchase price in accordance with the indenture. A “fundamental change” will be deemed to occur upon the occurrence of a “change in control” or a “termination of trading.” A “change in control” will be deemed to occur at such time as:

•

any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act) files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act) of more than 50% of the total outstanding voting power of all classes of our capital stock entitled to vote generally in the election of directors (“voting stock”);

•

the consummation of a sale, transfer, lease, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of our and our subsidiaries’ consolidated property or assets, taken as a whole to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than us and/or one or more of our direct or indirect subsidiaries (for the avoidance of doubt a merger or consolidation of us with or into another person is not subject to this second bullet);

•

any transaction or series of related transactions is consummated in connection with which (whether by means of merger, exchange, liquidation, tender offer, consolidation, combination, reclassification, recapitalization, acquisition or otherwise) all of our common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash, but excluding the consummation of any merger, exchange, tender offer, consolidation or acquisition of us with or by another person pursuant to which the persons that “beneficially owned,” directly or indirectly, the shares of our voting stock immediately prior to such transaction “beneficially own,” directly or indirectly, immediately after such transaction, shares of the surviving, continuing or acquiring corporation’s voting stock representing at least 50% of the total outstanding voting power of all outstanding classes of voting stock of the surviving, continuing or acquiring corporation in substantially the same proportion relative to each other as such ownership immediately prior to such transaction; or

•	the adoption of a plan relating to our liquidation or dissolution.

Notwithstanding the foregoing, (x) any transaction that constitutes a change of control pursuant to both the first bullet and third bullet above shall be deemed to be a change of control solely under the third bullet above and (y) a transaction or transactions described above (including any merger solely for the purpose of changing our jurisdiction of incorporation) will not constitute a change in control if (i) at least 90% of the consideration received or to be received by holders of our common stock or reference property into which the notes have become convertible pursuant to “—Conversion Rights—Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales” (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in connection with such transaction or transactions consists of common equity listed or quoted on the NYSE, NYSE MKT LLC, Nasdaq, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors) or any other U.S. national securities exchange (or which will be so traded when issued or exchanged in connection with such consolidation or merger) and (ii) as a result of such transaction or transactions, the notes become convertible into or exchangeable for such consideration as described in “—Conversion Rights—Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales.”

There is no precise, established definition of the phrase “all or substantially all of the consolidated property or assets of our and our subsidiaries, taken as a whole” under applicable law. Accordingly, there may be uncertainty as to whether a sale, transfer, lease, conveyance or other disposition of less than all of our consolidated property or assets would permit a holder to exercise its right to have us repurchase its notes in accordance with the fundamental change provisions described above. A “termination of trading” is deemed to occur if our common stock (or other common equity into which the notes are then convertible) is not listed for trading on any of the NYSE, NYSE MKT LLC, the Nasdaq, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors) or any other U.S. national securities exchange. We may not have the financial resources, and we may not be able to arrange for financing, to pay the fundamental change repurchase price for all notes holders have elected to have us repurchase. Furthermore, the terms of our existing or future indebtedness may limit our ability to pay the repurchase price to repurchase notes. Our failure to repurchase the notes when required would result in an event of default with respect to the notes. The exercise by holders of the notes of their right to require us to repurchase their notes upon a fundamental change could cause a default under our other outstanding indebtedness, even if the fundamental change itself does not. We may in the future enter into transactions, including recapitalizations, that would not constitute a fundamental change but that would increase our debt or otherwise adversely affect holders. The indenture for the notes does not restrict our or our subsidiaries’ ability to incur indebtedness, including senior or secured indebtedness. Our incurrence of additional indebtedness could adversely affect our ability to service our indebtedness, including the notes. In addition, the fundamental change repurchase feature of the notes would not necessarily afford holders of the notes protection in the event of highly leveraged or other transactions involving us that may adversely affect holders of the notes. Furthermore, the fundamental change repurchase feature of the notes may in certain circumstances deter or discourage a third party from acquiring us, even if the acquisition may be beneficial to a holder. In connection with any fundamental change offer, we will, to the extent applicable:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and Regulation 14E under the Exchange Act and all other applicable laws;

•	file a Schedule TO or any other required schedules under the Exchange Act or other applicable laws; and

•

otherwise comply with all applicable United States federal and state securities laws in connection with any offer by us to repurchase the notes; provided that any time period specified in this section “Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” shall be extended to the extent necessary for such compliance.

No notes may be repurchased by us on any date if, on such date, at the option of the holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

Consolidation, Merger and Sale of Assets

The indenture prohibits us from consolidating with or merging with or into, or selling, transferring, leasing, conveying or otherwise disposing of all or substantially all of our and our subsidiaries’ consolidated property or assets, taken as a whole, to, another person (other than one or more of our subsidiaries), whether in a single transaction or series of related transactions, unless, among other things:

•

we are the continuing person or such other person is organized and existing under the laws of the United States, any state of the United States or the District of Columbia, such other person assumes all of our obligations under the notes and the indenture, and following such transaction or series or related transactions the reference property does not include interests in an entity that is a partnership for U.S. federal income tax purposes; and

•	immediately after giving effect to such transaction or series of transactions, no default or event of default shall have occurred and be continuing under the indenture.

When the successor assumes all of our obligations under an indenture, except in the case of a lease, our obligations under the indenture will terminate. Some of the transactions described above could constitute a fundamental change that permits holders to require us to repurchase their notes, as described under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change.” There is no precise, established definition of the phrase “all or substantially all of our and our subsidiaries’ consolidated property or assets, taken as a whole” under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of our and our subsidiaries’ consolidated property or assets.

Events of Default

The following are events of default under the indenture for the notes:

•

our failure to pay the principal of any note when due, whether on the maturity date, on a fundamental change repurchase date with respect to a fundamental change, on a redemption date, upon acceleration or otherwise;

•	our failure to pay an installment of interest on any note when due, if the failure continues for 30 days after the date when due;

•	our failure to satisfy our conversion obligations upon the exercise of a holder’s conversion right and such failure continues for a period of three (3) business days;

•

our failure to comply with our obligations (including the obligation to deliver a fundamental change notice) under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” and “—Consolidation, Merger and Sale of Assets” above;

our failure to comply with any other term, covenant or agreement contained in the notes or the indenture, if the failure is not cured within 60 days after notice to us by the trustee or to the trustee and us by holders of at least 25% in aggregate principal amount of the notes then outstanding, in accordance with the indenture; and certain events of bankruptcy, insolvency or reorganization with respect to us.

If an event of default, other than an event of default referred to in the last bullet above, has occurred and is continuing, either the trustee, by notice to us, or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by notice to us and the trustee, may declare 100% of the principal of, and any accrued and unpaid interest on, all notes to be immediately due and payable. In the case of an event of default referred to in the last bullet above, 100% of the principal of, and accrued and unpaid interest on, all notes will automatically become immediately due and payable. Notwithstanding the paragraph above, for the first 180 days immediately following an event of default relating to our obligations as set forth in the second paragraph under the heading “—Annual Reports” below or for failure to comply with the requirements of Section 314(a)(1) of the TIA (at any time such section is applicable to the indenture, if any) (which will be the 61st day after written notice is provided to us of the default as described in the fifth bullet above, unless such failure is cured or waived prior to such 61st day), the sole remedy for any such event of default shall, at our election, be the accrual of additional interest on the notes at a rate per year equal to (i) 0.25% of the outstanding principal amount of the notes for the first 90 days following the occurrence of such event of default and (ii) 0.50% of the outstanding principal amount of the notes for the next 90 days after the first 90 days following the occurrence of such event of default, in each case, payable semi-annually at the same time and in the same manner as regular interest payments on the notes. This additional interest will accrue on all outstanding notes from, and including the date on which such event of default first occurs to, and including, the 180th day thereafter (or such earlier date on which such event of default shall have been cured or waived). On and after the 181st day immediately following an event of default relating to our obligations as set forth under the heading “—Annual Reports” below, if such event of default has not been cured or waived prior to such 181st day, either the trustee, by written notice to us, or the holders of not less than 25% in aggregate principal amount of the notes then outstanding, by written notice to us and the trustee, may immediately declare the principal amount of the notes and any accrued and unpaid interest through the date of such declaration, to be immediately due and payable. If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of a portion of the value of the notes to the embedded warrant or otherwise), the court could disallow recovery of any such portion. After any acceleration of the notes, the holders of at least a majority in aggregate principal amount of the notes by written notice to the trustee, may rescind or annul such acceleration in certain circumstances, if:

•	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

•	all events of default, other than the non-payment of accelerated principal or interest, have been cured or waived (or are waived concurrently with such rescission or annulment); and

•	all amounts due to the trustee have been paid.

The indenture does not obligate the trustee to exercise any of its rights or powers at the request or demand of the holders, unless the holders have offered to the trustee security or indemnity that is satisfactory to the trustee against the costs, expenses and liabilities that the trustee may incur to comply with the request or demand. Subject to the relevant provisions of the indenture, applicable law and the trustee’s rights to indemnification, the holders of at least a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

No holder will have any right to institute any suit, action or proceeding in equity or in law upon or under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:

•	the holder previously shall have given the trustee written notice of a continuing event of default;

•

the holders of at least 25% in aggregate principal amount of the notes then outstanding shall have made a written request to the trustee to institute such action, suit or proceeding in its own name as trustee;

•

the holder or holders shall have offered and, if requested, provided the trustee indemnity satisfactory to the trustee against any loss, liability or expense in connection with pursuing such remedy; and

•

the trustee shall have failed to comply with the request for 60 days after receipt of such notice, request and offer of indemnity, and during such 60 day period, the holders of at least a majority in aggregate principal amount of the notes then outstanding have not given the trustee a direction that is inconsistent with the request.

However, the above limitations do not apply to a suit by a holder to enforce:

•	the payment of all amounts due with respect to the notes (including any principal, interest, the fundamental change repurchase price or the redemption price);

•	the right to convert that holder’s notes in accordance with the indenture; or

•	the right to bring suit for the enforcement of any such payment or conversion.

Except as provided in the indenture, the holders of at least a majority of the aggregate principal amount of outstanding notes may, by written notice to the trustee, waive on behalf of all holders of notes any past default or event of default and its consequences, other than a default or event of default:

•	in the payment of principal of, or interest on, any note or in the payment of the fundamental change repurchase price or the redemption price, as the case may be;

•	arising from our failure to convert any note in accordance with the indenture; or

•	in respect of any provision under the indenture that cannot be modified or amended without the consent of the holders of each outstanding note affected, if:

•

all existing defaults or events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by the declaration of acceleration, have been cured or waived; and

•	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

We will notify the trustee within 30 days of our becoming aware of the occurrence of any default or event of default. In addition, the indenture requires us to furnish to the trustee, within one hundred twenty (120) calendar days after the end of each fiscal year, commencing with the fiscal year ending December 31, 2019, a certificate from the principal executive, financial or accounting officer of the company stating that such officer has conducted or supervised a review of the activities of the company and our performance of obligations under the indenture and the notes and that, based upon such review, no default or event of default exists thereunder or, if a default or event of default exists, specifying such event, status and the remedial action proposed to be taken by us with respect to such default or event of default. If a default or event of default has occurred and the trustee has received notice of the default or event of default in accordance with the indenture, or as to which a responsible officer of the trustee who shall have direct responsibility for the administration of the indenture shall have actual knowledge, the trustee must send to each registered holder of notes a notice of the default or event of default within 30 days after receipt of the notice or after acquiring such knowledge, as applicable. However, the trustee need not send the notice if the default or event of default:

•	has been cured or waived; or

•

is not in the payment or delivery of any amounts due (including principal, interest, the fundamental change repurchase price, the redemption price or the consideration due upon conversion) with respect to any note and the trustee in good faith determines that withholding the notice is in the best interests of the holders.

Optional Redemption

We may not redeem the notes at our option at any time before September 15, 2022. On and after September 15, 2022, we may, from time to time, at our option, partially redeem for cash up to an aggregate of $490,000,000 in principal amount of the notes, upon notice as described in the indenture, at a price (the “redemption price”) equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (unless such redemption date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the full amount of accrued and unpaid interest, if any, to but excluding such interest payment date shall be paid on such interest payment date to the holder of record of such notes at the close of business on such record date (without any surrender of such notes by such holder), and the redemption price shall not include any accrued but unpaid interest); provided that the closing sale price of our common stock for 20 or more trading days (including the simple average of the closing sale price of our common stock over the final three trading days) in the period of at least 30 consecutive trading days ending on the trading day immediately prior to the date the redemption notice is delivered to holders is equal to or exceeds 150% of the applicable conversion price on each applicable trading day.

Subject to the second immediately following sentence, if we elect, from time to time, to redeem less than all of the then outstanding notes and both SLA securities and non-SLA securities (“other securities”) are outstanding, we shall cause the outstanding SLA securities and other securities to be redeemed on a pro-rata basis based upon percentage of ownership of the then outstanding aggregate principal amount of the outstanding SLA securities and other securities, respectively. In the case of a redemption of any SLA securities in whole or in part, we shall either (i) have on file with the SEC an effective shelf registration statement on Form S-3 (or any successor form) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the common stock, or (ii) if we are not at the time of delivery of the applicable redemption notice eligible to file or use a registration statement on Form S-3 (or any successor form thereto), cause a registration statement on Form S-1 covering the resale of the common stock to be declared effective pursuant to the Securities Act at least 15 days prior to the redemption date. In addition, to the extent such SLA securities constitute “Registerable Securities” under the investment agreement, if there is a blackout period covering any time during the period from and including the tenth trading day prior to the redemption date to and including the trading day immediately prior to the redemption date then (i) we shall, as promptly as practicable, notify the trustee and the holders of the SLA securities (and, in accordance with the investment agreement, the beneficial owners parties thereto of the SLA securities) that there is such a blackout period and identify the withdrawal time and the relevant CUSIP and (ii) notwithstanding anything herein to the contrary, we shall, as promptly as practicable, withdraw the notice of redemption (such withdrawal, a “blackout withdrawal”) with respect to the SLA securities, and the holders of the SLA securities shall have the right, upon notice to the conversion agent and us delivered within 3 business days after the withdrawal time to rescind any conversion notice that is pending as of the withdrawal time and/or to rescind any conversion of SLA securities with respect to which the settlement amount has, as of the withdrawal time, not yet been delivered to such holder or its designee. If a blackout withdrawal has occurred with respect to a particular notice of redemption, the SLA securities and other securities shall not be required to be redeemed pursuant to such notice of redemption, on a pro-rata basis based and the aggregate principal amount of SLA securities to be redeemed shall be $0 and the aggregate principal amount of the other securities to be redeemed shall be the amount set forth in the redemption notice. All redemptions pursuant to the section of the indenture providing for optional redemption shall not, collectively, exceed an aggregate principal amount of $490,000,000.

If we exercise our option to redeem, we must give, or cause to be given, a notice of redemption to the trustee and all holders of the notes to be redeemed, not less then, as the case may be, 50 days (with respect to any redemption of SLA securities) or less than 30 days (with respect to any redemption of notes other than SLA securities), and not more than 90 days prior to the redemption date; provided, that we shall not deliver any notice of redemption to any holder at any time when there exists any default or event of default.

Modification and Waiver

We may amend or supplement the indenture or the notes with the consent of the holders of at least a majority in aggregate principal amount of the outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). In addition, subject to certain exceptions, the holders of at least a majority in aggregate principal amount of the outstanding notes may waive by consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) our compliance with any provision of the indenture or notes. However, without the consent of the holders of each outstanding note affected, no amendment, supplement or waiver may:

•	change the stated maturity of the principal of, or the payment date of any installment of interest on, any note;

•	reduce the principal amount of any note, or any interest on, any note or alter or waive the redemption provisions in a way that is adverse to such holder;

•	change the place or currency of payment of principal of, or interest on, any note;

•

impair the right of any holder to receive any payment on, or with respect to, or any delivery or payment due upon the conversion of, any note or impair the right to institute a suit for the enforcement of any delivery or payment on, or with respect to, or due upon the conversion of, any note;

•	modify, in a manner adverse to the holders of the notes, the provisions of the indenture relating to the right of the holders to require us to repurchase notes upon a fundamental change;

•	adversely affect the right of the holders of the notes to convert their notes in accordance with the indenture;

•	reduce the percentage in aggregate principal amount of outstanding notes whose holders must consent to a modification to or amendment of any provision of the indenture or the notes; or

•

modify certain provisions of the indenture that require each holder’s consent or the provisions relating to the waiver of defaults, except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.

Notwithstanding the foregoing or anything to the contrary, so long as any SLA securities are outstanding, without the consent of the holders of 100% of the aggregate principal amount of the SLA securities, an amendment, supplement or waiver, including a waiver of a past default, may not modify any provision contained in the indenture specifically and uniquely applicable to the SLA securities in a manner adverse to the holders of, or the holders of a beneficial interest in, the SLA securities.

We may amend or supplement the indenture or the notes without notice to or the consent of any holder of the notes to:

•

evidence the assumption of our obligations under the indenture and notes by a successor upon our consolidation or merger or the sale, transfer, lease, conveyance or other disposition of all or substantially all of our and our subsidiaries’ consolidated property or assets, taken as a whole in accordance with the indenture;

•

make adjustments in accordance with the indenture to the right to convert the notes upon certain reclassifications in our common stock and certain consolidations, mergers and binding share exchanges and upon the sale, transfer, lease, conveyance or other disposition of all or substantially all of our and our subsidiaries’ consolidated property or assets, taken as a whole;

•	secure our obligations in respect of the notes or add guarantees with respect to the notes;

•	evidence and provide for the appointment of a successor trustee pursuant to the terms of the indenture;

•

comply with the provisions of any securities depository, including DTC, clearing agency, clearing corporation or clearing system, or the requirements of the trustee or the registrar, relating to transfers and exchanges of any applicable notes pursuant to the indenture;

•	add to our covenants or events of default for the benefit of the holders of the notes or to surrender any right or power conferred upon us;

•	make provision with respect to adjustments to the conversion rate as required by the indenture or to increase the conversion rate in accordance with the indenture;

•	irrevocably elect or eliminate one or more settlement methods and/or irrevocably elect a minimum specified dollar amount;

•	to make any change that does not adversely affect the rights of any holder; or

•	comply with the requirement of the SEC in order to effect or maintain the qualification of the indenture and any supplemental indenture under the TIA.

In addition, we and the trustee may enter into a supplemental indenture without the consent of holders of the notes in order to cure any ambiguity, defect, omission or inconsistency in the indenture in a manner that does not materially adversely affect the rights of any holder in any respect.

Discharge

We may generally satisfy and discharge our obligations under the indenture:

•	by delivering all outstanding notes to the trustee for cancellation; or

•

if after such notes have become due and payable at their scheduled maturity, upon conversion or repurchase upon fundamental change or redemption, by irrevocably depositing with the trustee or the paying agent (if the paying agent is not us or any of our affiliates) cash (or, in the case of conversion, delivering to the holders cash, common stock (and cash in lieu of any fractional shares) or a combination thereof, as applicable, solely to satisfy our conversion obligation) sufficient to satisfy all obligations due on all outstanding notes and paying all other sums payable under the indenture.

Calculations in Respect of Notes

We and our agents are responsible for making all calculations called for under the indenture and notes. These calculations include, but are not limited to, determination of the closing sale price of our common stock, the number of shares deliverable upon conversion of the notes, the daily VWAPs, the daily settlement amounts, the daily conversion values, the conversion rate of the notes, the redemption price of the notes and amounts of interest payable on the notes. We and our agents will make all of these calculations in good faith, and, absent manifest error, these calculations will be final and binding on all holders of notes. We will provide a copy of these calculations to the trustee, as required, and the trustee is entitled to conclusively rely on the accuracy of our calculations without independent verification.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the notes or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a note, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the notes. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Annual Reports

We must provide the trustee with a copy of the reports we must file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act no later than the date 15 business days after such reports must be filed with the SEC (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). The filing of these reports with the SEC through its EDGAR database within the time periods for filing the same under the Exchange Act (taking into account any applicable grace periods provided thereunder) will satisfy our obligation to furnish those reports to the trustee. To the extent the TIA then applies to the indenture, we will comply with TIA § 314(a). In addition, while the notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, we will, during any period in which we are not subject to Section 13 or 15(d) of the Exchange Act, furnish to holders of the notes and prospective investors, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Unclaimed Money

If money deposited with the trustee or paying agent for the payment of principal of, or accrued and unpaid interest on, the notes remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our written request. After the trustee or paying agent pays the money back to us, holders of notes entitled to the money must look to us for payment as general creditors, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.

Purchase and Cancellation

The registrar, paying agent and conversion agent will forward to the trustee any notes surrendered to them for transfer, exchange, payment or conversion, and the trustee will promptly cancel those notes in accordance with its customary procedures. We will not issue new notes to replace notes that we have paid or delivered to the trustee for cancellation or that any holder has converted.

We may, to the extent permitted by law, purchase notes in the open market or by tender offer at any price or by private agreement. We may, at our option surrender to the trustee for cancellation any notes we purchase in this manner. Notes surrendered to the trustee for cancellation may not be reissued or resold and will be promptly cancelled.

Replacement of Notes

We will replace mutilated, lost, destroyed or stolen notes at the holder’s expense upon delivery to the trustee of the mutilated notes or evidence of the loss, destruction or theft of the notes satisfactory to the trustee and us. In the case of a lost, destroyed or stolen note, we or the trustee may require, at the expense of the holder, indemnity (including in the form of a bond) reasonably satisfactory to us and the trustee.

Trustee and Transfer Agent

The trustee for the notes is The Bank of New York Mellon Trust Company, N.A. We have appointed the trustee as the paying agent, registrar and conversion agent with regard to the notes. The indenture permits the trustee to deal with us and any of our affiliates with the same rights the trustee would have if it were not trustee. The Bank of New York Mellon Trust Company, N.A. and its affiliates have in the past provided or may from time to time in the future provide banking and other services to us in the ordinary course of their business.

The holders of at least a majority in aggregate principal amount of the notes then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain exceptions. If an event of default occurs and is continuing, the trustee must exercise its rights and powers under the indenture using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The indenture does not obligate the trustee to exercise any of its rights or powers at the request or demand of the holders, unless the holders have offered to the trustee security or indemnity that is satisfactory to the trustee against the costs, expenses and liabilities that the trustee may incur to comply with the request or demand.

Listing and Trading

We do not intend to apply for listing of the notes on any securities exchange or to arrange for their quotation on any interdealer quotation system. Our common stock is listed for trading on the NYSE.

Registration Rights

We and the initial holders of the notes are parties to an investment agreement with respect to the notes, which provides the selling securityholder with certain registration rights. Pursuant to this investment agreement, we will use our reasonable efforts to keep the shelf registration statement of which this prospectus is a part effective until the earliest of (i) such time as all registrable securities have (a) been sold in accordance with the plan of distribution disclosed in this prospectus or (b) otherwise cease to be outstanding; (ii) such time as we consolidate or merge with or into another entity and our company stock is, in whole or in part, converted into or exchanged for securities of a different issuer and/or cash in a transaction that constitutes a change of control of the Company and our shares of common stock are delisted from the NYSE; and (iii) September 5, 2027.

Form, Denomination and Registration of Notes

The notes have been issued in registered form, without interest coupons, in minimum denominations and integral multiples of $1,000 principal amount, in the form of securities as set forth in the indenture. The trustee need not register the transfer of or exchange any note for which the holder has delivered, and not validly withdrawn, a fundamental change repurchase notice or notice of redemption, except (i) if we default in the payment of the fundamental change repurchase price or redemption price or (ii) with respect to that portion of the notes not being repurchased or redeemed.

Physical securities may be issued in exchange for interests in a global security solely pursuant to the indenture. So long as the notes, or portion thereof, are eligible for book-entry settlement with the depository, unless otherwise required by law, subject to the indenture, such notes may be represented by one or more notes in global form registered in the name of the depository or the nominee of the depository (“global securities”). The transfer and exchange of beneficial interests in any such global securities shall be effected through the depository in accordance with the indenture and the applicable procedures of the depository. Except as provided in the indenture, beneficial owners of a global security shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical securities and such beneficial owners will not be considered holders of such global security. Any global securities shall represent such amount of the outstanding notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding notes from time to time endorsed thereon and that the aggregate amount of outstanding notes represented thereby may from time to time be increased or reduced to reflect issuances, repurchases, redemptions, conversions, transfers or exchanges permitted hereby. Any endorsement of a global security to reflect the amount of any increase or decrease in the amount of outstanding notes represented thereby shall be made by the trustee or the custodian for the global security, at the written direction of the Trustee, in such manner and upon instructions given by the holder of such notes in accordance with the indenture. Payment of principal of, and interest on, any global securities (including the fundamental change repurchase price or redemption price, if applicable) shall be made to the depository in immediately available funds.

We will not impose a service charge in connection with any transfer or exchange of any note.

Governing Law

The indenture and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, are governed by and will be construed in accordance with the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is subject to the detailed provisions of our restated certificate of incorporation, as amended, and bylaws, as amended. This description does not purport to be complete and is qualified in its entirety by reference to the terms of the certificate of incorporation and the bylaws, which are filed as exhibits to the registration statement, and incorporated by reference herein. See the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” above.

Our authorized capital stock consists of 600,000,000 shares of common stock, par value $0.01 per share, and 500,000 shares of preferred stock, par value $100 per share, issuable in series. There are no shares of preferred stock presently outstanding. Our board of directors is authorized to create and issue one or more series of preferred stock and to determine the rights and preferences of each series, to the extent permitted by our certificate of incorporation. The holders of shares of our common stock are entitled to one vote for each share held and each share of our common stock is entitled to participate equally in dividends out of funds legally available therefor, as and when declared by our board of directors, and in the distribution of assets in the event of liquidation. The shares of our common stock have no preemptive or conversion rights, redemption provisions or sinking fund provisions. The outstanding shares of our common stock are duly and validly issued, fully paid and nonassessable, and any shares of our common stock issued in a conversion of the notes will be duly and validly issued, fully paid and nonassessable. Our common stock is listed on the NYSE under the symbol “MSI.” The Transfer Agent and Registrar for our common stock is EQ Shareowner Services, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota 55120.

Certain provisions of our certificate of incorporation, our bylaws and Delaware law may have anti-takeover effects. The provisions are designed to reduce, or have the effect of reducing, our vulnerability to unsolicited takeover attempts. For example, the additional shares of authorized common stock and preferred stock available for issuance under our certificate of incorporation could be issued at such times, under such circumstances, and with such terms and conditions as to impede a change in control. We are subject to the provisions of Section 203 of the Delaware General Corporation Law, which prohibits a publicly held Delaware corporation from engaging in a “business combination” with an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock.

SELLING SECURITYHOLDER

On September 5, 2019, we issued $1 billion aggregate principal amount of the notes to SLA Maverick Holdings, L.P., a Delaware limited partnership (the “Purchaser”), pursuant to an investment agreement, dated September 5, 2019 (the “investment agreement”), by and among Motorola Solutions, Inc., Silver Lake Alpine, L.P. and Silver Lake Alpine (Offshore Master), L.P. (whose rights and obligations under the investment agreement were thereafter assigned to and assumed by the Purchaser. On October 31, 2019, the Purchaser, in connection with an internal reorganization, made an in-kind distribution of the notes to an affiliated holding vehicle, SLA CM Maverick Holdings, L.P., a Delaware limited partnership (the “selling securityholder” and, collectively with the Purchaser, “Silver Lake”). At such time, the selling securityholder assumed the Purchaser’s rights and obligations under the investment agreement.

The notes were initially convertible into an aggregate of 4,914,000 shares of common stock and were issued in transactions exempt from the registration requirements of the Securities Act. With certain exceptions, Silver Lake is subject to certain transfer restrictions pursuant to the investment agreement that contractually prohibit the transfer or any sale of the notes or shares of common stock issuable upon conversion of such notes by Silver Lake to a non-affiliated third-party until the earliest of (i) September 5, 2021, (ii) such time as there is no Silver Lake affiliated director on the Company’s board of directors; and (iii) a change in control (as defined in the investment agreement) of the Company. Exceptions include certain transfers with respect to pledging the notes or satisfying obligations related to pledged notes. The investment agreement also provides Silver Lake with certain registration rights with respect to the resale of the notes and the shares of common stock issuable upon conversion.

For purposes of this prospectus, the selling securityholder includes its permitted transferees, pledgees, assignees, distributees, donees or successors or others who later hold any of the selling securityholder’ interests. Our registration of the notes and the shares of common stock issuable upon conversion of the notes does not necessarily mean that the selling securityholder will sell all or any of such notes or common stock. The following table sets forth certain information as of February 26, 2020 concerning the notes and shares of common stock that may be offered from time to time by the selling securityholder with this prospectus. The information is based on information provided by or on behalf of the selling securityholder. In the table below, the number of shares of common stock that may be offered pursuant to this prospectus is calculated based on the conversion rate, as of the date of this prospectus, of 4.9140 shares of common stock per $1,000 aggregate principal amount of notes. The number of shares of common stock issuable upon conversion of the notes is subject to adjustment under certain circumstances described in the indenture governing the notes. Accordingly, the number of shares of common stock issuable upon conversion of the notes and the number of shares of common stock beneficially owned and offered by the selling securityholder pursuant to this prospectus may increase or decrease from that set forth in the table below. Information about the selling securityholder may change over time. In particular, the selling securityholder identified below may have sold, transferred or otherwise disposed of all or a portion of its notes since the date on which the selling securityholder provided us with information regarding its notes. Any changed or new information given to us by the selling securityholder will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Name	Principal Amount of 2024 Notes Beneficially Owned and Offered Hereby	Number of Shares of Common Stock Beneficially Owned and Offered Hereby (1)	Percentage of Shares of Common Stock Beneficially Owned and Offered Hereby (2)
SLA CM Maverick Holdings, L.P. (3)	$1,000,000,000	4,194,000	2.4%

(1)	Assumes for each $1,000 in principal amount of the notes a conversion rate, as of the date of this prospectus, of 4.9140 shares of common stock upon conversion. This conversion rate is subject to adjustment, however, as described in this prospectus under “Description of Notes—Conversion Rights—Adjustment to Conversion Rate.” As a result, the number of shares of common stock issuable upon conversion of the notes may increase or decrease in the future.
(2)

The percentage reflects the 170,579,096 shares of common stock outstanding as of January 31, 2020 and gives effect to the total number of shares of common stock beneficially owned and offered hereby by SLA Maverick Holdings, L.P.

(3)

SLA CM GP, L.L.C. (“SLA CM GP”), is the general partner of SLA CM Maverick Holdings, L.P., the selling security holder. SLA Alpine Aggregator GP, L.L.C. (“SLA CM LLC”) is the sole member of SLA CM GP. Silver Lake Alpine Associates, L.P. (“SLAA”) is the managing member of SLA CM LLC. SLAA (GP), L.L.C. (“SLAA GP”) is the general partner of SLAA. Silver Lake Group, L.L.C. (“SLG”) is the managing member of SLAA GP. The managing members of SLG are Michael Bingle, Egon Durban, Kenneth Hao and Gregory Mondre. Egon Durban and Gregory Mondre each serve as members of the board of directors of the Company.

Except for the transactions referred to herein and in documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (including director positions with the Company, the investment agreement and the repurchase of a portion of the Company’s 2.0% Convertible Senior Notes due 2020 from certain affiliates of the selling securityholder), the selling securityholder does not have, and within the last three years has not had, any position, office or other material relationship (legal or otherwise) with us or any of our subsidiaries other than as a holder of our securities.

PLAN OF DISTRIBUTION

The selling securityholder, including its pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the notes or shares of common stock (collectively, “Securities”) covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

The selling securityholder will not pay any of the costs, expenses and fees in connection with the registration and sale of the Securities covered by this prospectus, but it will pay any and all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of the Securities. We will not receive any proceeds from the sale of our notes and the common stock covered hereby.

The selling securityholder may sell the Securities covered by this prospectus from time to time, and may also decide not to sell all or any of the Securities that it is allowed to sell under this prospectus. The selling securityholder will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling securityholder in one or more types of transactions, which may include:

•

purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholder and/or the purchasers of the Securities for whom they may act as agent;

•

one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	ordinary brokerage transactions or transactions in which a broker solicits purchases;

•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•	the pledge of Securities for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of Securities;

•	short sales or transactions to cover short sales relating to the Securities;

•	one or more exchanges or over the counter market transactions;

•

through distribution by the selling securityholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•	privately negotiated transactions;

•	the writing of options, whether the options are listed on an options exchange or otherwise;

•	distributions to creditors and equity holders of the selling securityholder; and

•	any combination of the foregoing, or any other available means allowable under applicable law.

The selling securityholder may also resell all or a portion of its Securities in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144 and all applicable laws and regulations.

The selling securityholder may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell securities covered by this prospectus, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the Company’s common stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares pledged by the selling securityholder or borrowed from the selling securityholder or others to settle such third-party sales or to close out any related open borrowings of the Company’s common stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement or a post-effective amendment to the registration statement of which this prospectus is a part as may be required.

In addition, the selling securityholder may engage in hedging transactions with broker-dealers in connection with distributions of Securities or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with selling securityholder. The selling securityholder may also sell securities short and redeliver securities to close out such short positions. The selling securityholder may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling securityholder also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the Securities so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those Securities to investors in our securities or the selling securityholder’ securities or in connection with the offering of other securities not covered by this prospectus.

To the extent necessary, the specific terms of the offering of Securities, including the specific Securities to be sold, the name of the selling securityholder, the respective purchase prices and public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part. The selling securityholder may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase Securities from the selling securityholder at the public offering price listed in the applicable prospectus supplement. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. Any contracts like this will be described in and be subject to the conditions set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling securityholder. Broker-dealers or agents may also receive compensation from the purchasers of Securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by the selling securityholder may arrange for other broker-dealers to participate in the resales.

In connection with sales of Securities covered hereby, the selling securityholder and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the selling securityholder may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the selling securityholder and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. A Selling securityholder who is an “underwriter” under the Securities Act must deliver this prospectus in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of the NYSE in accordance with Rule 153 under the Securities Act or satisfied in accordance with Rule 174 under the Securities Act.

We and the selling securityholder have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, we or the selling securityholder may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling securityholder or their affiliates in the ordinary course of business.

The selling securityholder will be subject to applicable provisions of Regulation M of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Securities by the selling securityholder. Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. These restrictions may affect the marketability of such Securities.

In order to comply with applicable securities laws of some states or countries, the Securities may only be sold in those jurisdictions through registered or licensed brokers or dealers and in compliance with applicable laws and regulations. In addition, in certain states or countries the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or country or an exemption from the registration or qualification requirements is available. In addition, any Securities of a selling securityholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

In connection with an offering of Securities under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities offered under this prospectus. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the NYSE or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax consequences to U.S. holders and non-U.S. holders (each as defined below) relating to the purchase, ownership, conversion and disposition of notes and the ownership and disposition of common stock into which the notes may be converted, as of the date of this prospectus. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”) and applicable judicial decisions, all as in effect as of the date of this prospectus and all of which are subject to change or differing interpretations, possibly on a retroactive basis, and any such change or differing interpretation could affect the accuracy of the statements contained in this discussion. In addition, whether a note is treated as debt (and not equity) for U.S. federal income tax purposes is an inherently factual question and no single factor is determinative. We have treated the notes as indebtedness for U.S. federal income tax purposes (and not as “contingent payment debt instruments”) and the following discussion assumes that such treatment will be respected. We have not sought and will not seek any rulings from the IRS regarding the treatment of the notes for U.S. federal income tax purposes or any other matters discussed below. There can be no assurance the IRS will not take a contrary position to the consequences described in this discussion or that such position will not be sustained by a court.

This discussion applies only to notes acquired from the selling securityholder pursuant to this prospectus and common stock acquired pursuant to a conversion of such notes, that are, in each case, beneficially held by a holder as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is for general information purposes only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to specific holders in light of their particular circumstances or to holders subject to special rules under the U.S. federal income tax laws (such as, for example, banks or other financial institutions, dealers or brokers in securities or commodities, traders in securities who elect to apply a mark-to-market method of accounting, U.S. holders whose “functional currency” is not the U.S. dollar, insurance companies, tax-exempt organizations, persons subject to the alternative minimum tax, pension plans, regulated investment companies or real estate investment trusts, “personal holding companies,” “controlled foreign corporations,” “passive foreign investment companies,” former citizens or residents of the United States, U.S. expatriates, entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes (or investors therein), persons required to accelerate the recognition of any item of income as a result of such income being recognized on an “applicable financial statement,” and persons who hold notes or common stock acquired pursuant to a conversion of the notes as part of a hedge, appreciated financial position, straddle, conversion or other risk reduction or integrated transaction). In addition, this discussion does not address the effect of any state, local or foreign tax laws or any U.S. federal tax considerations other than those pertaining to the income tax (e.g., estate or gift tax), nor does it address any aspects of the unearned income Medicare contribution tax under Section 1411 of the Code. Prospective investors should consult their own tax advisors as to the particular tax consequences to them of the purchase, ownership, conversion and disposition of notes and of the ownership and disposition of common stock acquired pursuant to a conversion of notes, including the applicability of any U.S. federal income and other tax laws, any state, local or foreign laws or any treaty, and any changes (or proposed changes) in tax laws or interpretations thereof.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds notes or common stock acquired upon conversion of notes, the tax treatment of a person treated as a partner in such partnership will generally depend upon the status of the partner and upon the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding notes or common stock acquired upon conversion of notes should consult their own tax advisors regarding the tax consequences to them of the purchase, ownership, conversion and disposition of notes and of the ownership and disposition of common stock acquired pursuant to a conversion of notes.

THIS DISCUSSION IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP, CONVERSION AND

DISPOSITION OF NOTES AND OF THE OWNERSHIP AND DISPOSITION OF COMMON STOCK ACQUIRED PURSUANT A CONVERSION OF NOTES. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF PURCHASING, OWNING, CONVERTING AND DISPOSING OF NOTES AND OF OWNING AND DISPOSING OF COMMON STOCK ACQUIRED PURSUANT TO A CONVERSION OF NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX LAWS AND ANY POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

U.S. Holders

As used herein, a “U.S. holder” means a beneficial owner of notes or of common stock acquired pursuant to a conversion of notes that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust (A) the administration of which is subject to primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. As used herein, a “non-U.S. holder” means a beneficial owner of a note or of common stock acquired pursuant to a conversion of notes that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Payments of Interest

A U.S. holder generally will be required to include stated interest on a note as ordinary income at the time such interest is received or accrued in accordance with such U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Market Discount

A U.S. holder that purchases a note from the selling securityholder pursuant to this prospectus for an amount that is less than its stated principal amount may be treated as acquiring such note with “market discount.” Subject to a de minimis exception, the “market discount” on a note will equal the amount, if any, by which its stated principal amount exceeds the U.S. holder’s adjusted tax basis in the note immediately after its acquisition.

If a U.S. holder acquires a note at a market discount and does not elect to include market discount in income as it accrues, such U.S. holder will generally be required to treat any gain recognized on a sale, exchange, redemption or other taxable disposition of the note as ordinary income to the extent of accrued market discount on such note at the time of such sale, exchange, redemption or other taxable disposition. In addition, such U.S. holder may be required to include accrued market discount in income upon a disposition of a note in certain otherwise non-taxable transactions as if such U.S. holder sold the note for its fair market value. In general, market discount will be treated as accruing on a straight line basis over the remaining term of the note or, at the U.S. holder’s election, under a constant yield method. If such an election is made, it will apply only to the note with respect to which it is made and may not be revoked. A U.S. holder that acquires a note at a market discount and does not elect to include market discount in income as it accrues, may be required to defer the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry the note until maturity or until a taxable disposition of the note.

A U.S. holder may elect to include market discount in income on a current basis as it accrues over the remaining term of the note (on either a ratable or constant-yield method). Once made, this election applies to all market discount obligations acquired by such U.S. holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If a U.S. holder makes such an election, the rules described above which treat gain realized on a note as ordinary income to the extent of accrued market discount and require deferral of certain interest deductions will not apply. The market discount rules are complex and U.S. holders should consult their own tax advisors regarding the application of these rules to their investment in the notes and the election to include market discount in income on a current basis, including with respect to the application of the market discount rules following a conversion of notes into shares of common stock.

Generally, upon conversion of a note acquired at a market discount into shares of common stock, any market discount not previously included in income (including as a result of the conversion) will carry over to the common shares received in exchange for the note. Any such market discount that is carried over to shares of common stock received upon conversion will be taxable as ordinary income upon the sale or other disposition of such shares of common stock (including a deemed sale or disposition of a fractional share of common stock pursuant to a conversion). However, whether a U.S. holder that converts a note with market discount into cash and common stock is required to recognize income with respect to all or a portion of its accrued market discount not previously included in income is not entirely clear. U.S. holders holding notes acquired with market discount should consult their own tax advisors as to the particular tax consequences to them of conversion of a note for cash and common stock.

Amortizable Bond Premium

If a U.S. holder acquires a note for an amount that is greater than the sum of all amounts payable on the note after the acquisition date other than payments of stated interest (generally, the note’s principal amount), such U.S. holder generally will be considered to have acquired the note with “amortizable bond premium.” For purposes of determining the amount of any amortizable bond premium on a note, the purchase price for the note is reduced by the amount of the portion of the purchase price attributable to the note’s conversion feature. In general, the amortizable bond premium with respect to a note will be equal to the excess, if any, of (i) the U.S. holder’s adjusted tax basis in the note immediately after its acquisition reduced by an amount equal to the value of the note’s conversion feature over (ii) the note’s principal amount.

A U.S. holder may elect to amortize such premium over the remaining term of the note using a constant yield method. A U.S. holder generally may use the amortizable bond premium allocable to an accrual period to offset stated interest otherwise required to be included in income with respect to the note in that accrual period under the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. Once made, an election to amortize bond premium applies to all debt obligations held as of the beginning of the taxable year to which such election applies or subsequently acquired by such U.S. holder and may not be revoked without the consent of the IRS.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

Subject to the discussion below under “—Conversion of Notes,” upon a sale, exchange, redemption or other taxable disposition of a note, a U.S. holder will generally recognize gain or loss in an amount equal to the difference between (1) the sum of any cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued and unpaid interest, which will generally be taxable as ordinary income as described above to the extent not previously included in income) and (2) the U.S. holder’s adjusted tax basis in such note. A U.S. holder’s adjusted tax basis in a note will generally equal the cost of the note to the U.S. holder, increased by any market discount previously included in income with respect to the note, and decreased by any bond premium previously amortized by such U.S. holder with respect to the note. Subject to the market discount rules discussed above under “—Market Discount,” any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. holder’s holding period for the note exceeds one year. The deductibility of capital losses is subject to limitations.

Conversion of Notes

If a U.S. holder presents a note for conversion, a U.S. holder may receive solely cash, solely common stock (together with cash, if applicable, in lieu of any fractional shares of common stock), or a combination of cash and common stock in exchange for the note, depending upon our chosen settlement method, as described under “Description of Notes—Settlement Upon Conversion.”

Solely Cash

If a U.S. holder receives solely cash in exchange for a note upon conversion of such note, the U.S. holder will recognize gain or loss as described above under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes.”

Solely Common Stock

A U.S. holder generally will not recognize any income, gain or loss upon conversion of a note solely into shares of common stock, except with respect to shares of common stock received that are attributable to accrued and unpaid interest (which will generally be taxable as ordinary interest income as described above to the extent not previously included in income) and except with respect to cash received in lieu of a fractional share of common stock. A U.S. holder’s tax basis in the common stock received upon such a conversion (including any fractional share of common stock deemed to be received by the U.S. holder, but excluding any common stock attributable to accrued and unpaid interest, the tax basis of which will equal its fair market value) generally will equal the tax basis of the note that was converted in exchange therefor. A U.S. holder’s holding period for shares of common stock received upon such conversion will include the period during which the U.S. holder held the note, except that the holding period of any shares of common stock received with respect to accrued interest will commence on the day after such shares are received. Any cash received in lieu of a fractional share of common stock should be treated as payment in a deemed exchange for the fractional share deemed received upon conversion of the note. A U.S. holder will generally recognize gain or loss upon the deemed sale of such fractional share of common stock in the amount equal to the difference between the cash received in lieu of the fractional share and the U.S. holder’s tax basis allocable to such fractional share. Subject to the market discount rules discussed above under “—Market Discount,” any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. holder’s holding period for the note exceeds one year.

Cash and Common Stock

The U.S. federal income tax treatment of the conversion of a note into cash and common stock is not entirely clear, and U.S. holders should consult their tax advisors regarding the consequences of such a conversion. In general, the U.S. federal income tax treatment will depend on whether the conversion is treated as a “recapitalization.”

Recapitalization Treatment. If the conversion of a note into cash and common stock is treated as a “recapitalization,” a U.S. holder will recognize gain, but not loss, in an amount equal to the lesser of (i) the excess of the sum of the cash and the fair market value of the common stock received (other than any amounts attributable to accrued and unpaid interest, which will be taxable to a U.S. holder as ordinary interest income as described above to the extent not previously included in income) over the U.S. holder’s adjusted tax basis in the note and (ii) the amount of cash received (other than cash received in lieu of a fractional share of common stock and cash attributable to accrued and unpaid interest). Subject to the market discount rules discussed above under “—Market Discount,” any such gain generally will be capital gain, and will be long-term capital gain if, at the time of such conversion, the U.S. holder’s holding period for the note exceeds one year. In some cases, if a U.S. holder actually or constructively owns our stock other than the common stock received pursuant to the conversion, the recognized gain could be treated as having the effect of a distribution of a dividend under the tests set forth in Section 302 of the Code, in which case such gain would be treated as dividend income. Because the possibility of dividend treatment depends upon each holder’s particular circumstances, including the application of constructive ownership rules, U.S. holders should consult their tax advisors regarding the application of these rules to their particular circumstances.

A U.S. holder will recognize gain or loss on the receipt of cash in lieu of a fractional share of common stock generally in the same manner as described above under “—Conversion of Notes—Solely Common Stock.”

A U.S. holder’s tax basis in the common stock received upon a conversion of a note into cash and common stock (including any fractional share of common stock deemed to be received by the U.S. holder, but excluding any common stock attributable to accrued and unpaid interest, the tax basis of which would equal its fair market value) generally will equal the tax basis of the note that was converted in exchange therefor, reduced by the amount of any cash received (other than cash received in lieu of a fractional share of common stock and cash attributable to accrued and unpaid interest), and increased by the amount of gain, if any, recognized (other than gain recognized with respect of any cash received in lieu of a fractional share). A U.S. holder’s holding period for shares of common stock received upon conversion will include the period during which the U.S. holder held the notes, except that the holding period of any shares of common stock received with respect to accrued and unpaid interest would commence on the day after such shares are received.

Alternative Treatment. If conversion of a note into cash and common stock is not treated as a “recapitalization,” such a conversion may instead be treated as in part a payment of cash in redemption of a portion of the note and in part a conversion of a portion of the note into common stock. In that case, the consequences to a U.S. holder with respect to the portion of the note treated as redeemed for cash would generally be as discussed above under “—Conversion of Notes—Solely Cash” and the consequences to a U.S. holder with respect to the portion of the note treated as converted into common stock would generally be as discussed above under “—Conversion of Notes—Solely Common Stock.” For purposes of making the relevant calculations, the U.S. holder’s tax basis in the note would generally be allocated pro rata between the portion of the note that is treated as converted into common stock and the portion of the note that is treated as redeemed for cash, generally based on the relative fair market value of the common stock and the amount of cash received (other than common shares or cash attributable to accrued and unpaid interest).

Other characterizations, including treatment as an entirely taxable exchange of a note for common stock and cash, are possible. U.S. holders should consult their own tax advisors concerning the tax treatment and particular tax consequences to them of a conversion of a note into common stock and cash.

Possible Effect of a Change in Conversion Consideration

In some situations, we may provide for the conversion of the notes into shares of an acquirer or other consideration (as described above under “Description of Notes—Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales”). Depending on the circumstances, such adjustments could result in a deemed taxable exchange by a U.S. holder of the “original note” for a “modified note,” potentially resulting in the recognition of taxable gain or loss. Whether or not such an adjustment results in a deemed exchange, a conversion of a note into such consideration might be a taxable event. U.S. holders should consult their own tax advisors regarding the particular tax consequences to them of such an adjustment.

Constructive Distributions

The conversion rate of the notes will be adjusted in certain circumstances. Adjustments (or failures to make (or adequately make) adjustments) that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to a U.S. holder for U.S. federal income tax purposes even though no cash or property is received. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, generally will not be considered to result in a deemed distribution to a U.S. holder. Certain of the possible conversion rate adjustments provided for in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a U.S. holder will be deemed to have received a distribution from us even though the U.S. holder has not received any cash or property as a result of such adjustments. In addition, an adjustment to the conversion rate in connection with a fundamental change may be treated as a deemed distribution.

Any such deemed distribution will be treated as a dividend, return of capital, or capital gain generally as described below under “—Distributions on Common Stock.” Generally, a U.S. holder’s adjusted tax basis in a note will be increased to the extent any such constructive distribution is treated as a dividend. However, it is not clear whether a constructive dividend deemed paid to a non-corporate U.S. holder would be eligible for the preferential rates of U.S. federal income taxation generally applicable to dividend income of non-corporate U.S. holders. It is also unclear whether corporate U.S. holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends.

The IRS has proposed regulations addressing the amount and timing of deemed distributions, as well as obligations of withholding agents and filing and notice obligations of issuers in respect of such deemed distributions. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the adjustment over the fair market value of the right to acquire stock at such time without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the note and the date of the actual distribution of cash or property that results in the deemed distribution, (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on deemed distributions and, if there is no associated cash payment, may set off its withholding obligations against payments on the notes (or, in some circumstances, any payments on common stock) or sales proceeds received by or other funds or assets of an investor, and (iv) issuers are required to report the amount of any deemed distributions on their websites or to the IRS and the holders of all notes. The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of notes and withholding agents may rely on them prior to that date under certain circumstances.

Distributions on Common Stock

Distributions paid on common stock received upon conversion of a note (other than certain pro rata distributions of common shares), will generally be treated as a dividend to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in income by the U.S. holder in the year actually or constructively received. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of capital to the extent of (and will be applied against and reduce, but not below zero) the U.S. holder’s tax basis in the common stock, and thereafter as gain from the sale or exchange of such common stock. Dividends received by a corporate U.S. holder may qualify for a dividends-received deduction. Dividends received by certain non-corporate U.S. holders (including individuals) may be eligible for preferential rates of taxation, provided certain holding period requirements are satisfied.

Sale, Exchange or Other Taxable Disposition of Common Stock

Upon the sale, exchange or other taxable dispositions of common stock, a U.S. holder generally will recognize gain or loss equal to the difference between (i) the amount of cash and the fair market value of all other property received upon such sale, exchange or other disposition and (ii) the U.S. holder’s tax basis in the common stock. Subject to the discussion above under “—Market Discount,” such gain or loss will be capital gain or loss and generally will be long-term capital gain or loss if a U.S. holder’s holding period in the common stock is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) are generally subject to taxation at preferential rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments of interest on the notes, dividends (including constructive dividends) on the common stock, and to the proceeds of a sale or other taxable disposition of a note or common stock paid to a U.S. holder. U.S. federal backup withholding (currently, at a rate of 24%) will apply to such payments if the U.S. holder fails to provide the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. holder’s correct taxpayer identification number and certifying that such U.S. holder is not subject to backup withholding or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS.

Non-U.S. Holders

Payments of Interest

Subject to the discussion below under “—Information Reporting and Backup Withholding,” and “—Foreign Account Tax Compliance Act,” payments of interest on a note to a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax under the “portfolio interest exemption,” provided that:

•

such interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is not attributable to a permanent establishment of the non-U.S. holder in the United States);

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	the non-U.S. holder is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code; and

•

the non-U.S. holder properly certifies to its non-U.S. status on the appropriate IRS Form W-8 and complies with other certification requirements or the non-U.S. holder holds the notes through certain foreign intermediaries and all applicable certification and documentation requirements are satisfied.

If a non-U.S. holder cannot satisfy the requirements of the “portfolio interest exemption” described above, payments of interest made to the non-U.S. holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, unless such interest is effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the Non-U.S. Holder in the United States) and such non-U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI. In order to claim an exemption from or reduction of withholding under an applicable income tax treaty, a non-U.S. holder generally must furnish to the applicable withholding agent a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. Non-U.S. holders eligible for an exemption from or reduced rate of U.S. federal withholding tax under an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

Interest paid to a non-U.S. holder that is effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States) generally will not be subject to U.S. federal withholding tax, provided that the non-U.S. holder complies with applicable certification and other requirements. Instead, such interest generally will be subject to U.S. federal income tax on a net income basis and at the regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

Subject to the discussion below under “—Information Reporting and Backup Withholding,” and “—Foreign Account Tax Compliance Act,” except with respect to any amount received that is attributable to accrued and unpaid interest (which will be treated as described above under “—Payments of Interest”), a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon a sale, exchange, redemption or other taxable disposition of a note unless:

•

such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the Non-U.S. Holder in the United States);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•

we are or have been a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the disposition and the non-U.S. holder’s holding period. We believe we are not currently and do not anticipate becoming a USRPHC for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation also may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by U.S. source capital losses, if any, of the non-U.S. holder.

Conversion of Notes

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax upon a conversion of a note solely into common stock, except with respect to shares of common stock received that are attributable to accrued and unpaid interest (which will be treated as described above under “—Payments of Interest”), and except with respect to cash received in lieu of a fractional share of common stock (the gain in respect of which will be treated as described above under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes”). Any gain recognized by a non-U.S. holder upon a conversion of a note into cash or cash and common stock will be treated as described above under “—Sale, Exchange, Redemption or other Taxable Disposition of Notes.”

Distributions on Common Stock

Distributions with respect to our common stock, including any constructive distributions resulting from certain adjustments (or failures to adjust (or adequately adjust)) the conversion rate of the notes (as discussed above under “—U.S. Holders—Constructive Distributions”), generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Amounts not treated as dividends for U.S. federal income tax purposes will be treated as a tax-free return of capital to the extent of (and will be applied against and reduce, but not below zero) the non-U.S. holder’s adjusted tax basis in the shares of common stock. Any excess will be treated as gain realized on the sale or other taxable disposition of common stock and will be treated as described below under “—Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividends (including constructive dividends resulting from certain adjustments or failures to adjust (or adequately adjust) the conversion rate of the notes (as discussed above under “—U.S. Holders—Constructive Distributions”)), paid to or deemed received by a non-U.S. holder in respect of our common stock generally will be subject to U.S. federal withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, unless such dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a permanent establishment of the non-U.S. holder in the United States). In order to claim the benefits of an applicable income tax treaty, a non-U.S. holder generally must furnish the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. Non-U.S. holders eligible for a reduced rate of U.S. federal withholding tax under an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

Dividends (including constructive dividends) paid or deemed received by a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a permanent establishment of the non-U.S. holder in the United States) generally are not subject to U.S. federal withholding tax, provided that the non-U.S. holder complies with applicable certification and other requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis and at the graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Because a constructive dividend deemed received by a non-U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if any withholding taxes are paid on behalf of a non-U.S. holder, the amount of such withholding taxes may be set off against any subsequent payment or distribution otherwise payable on the notes (or the issuance of shares of common stock upon a conversion of the notes).

Sale, Exchange or Other Taxable Disposition of Common Stock

Subject to the discussion below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange or other taxable disposition of shares of common stock unless:

•

such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the Non-U.S. Holder in the United States);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•

we are or have been a USRPHC for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the disposition and the non-U.S. holder’s holding period and our common stock is not “regularly traded on an established securities market” at any time during the calendar year in which the sale or other disposition occurs. We believe we are not currently and do not anticipate becoming a USRPHC for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

In the case of gain recognized by an individual described in the second bullet point above, such gain will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by U.S. source capital losses, if any, of the non-U.S. holder.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS and to each non-U.S. holder the amount of interest and dividends (including constructive dividends) paid (or deemed paid) to the non-U.S. holder and the amount of tax, if any, withheld with respect to interest and dividends. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which a non-U.S. holder resides or is established pursuant to the provisions of a specific treaty or agreement with such tax authorities.

U.S. backup withholding tax (currently, at a rate of 24%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Interest and dividends paid to a non-U.S. holder generally will be exempt from backup withholding if the non-U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form W-8), or otherwise establishes an exemption.

Under U.S. Treasury regulations, the payment of proceeds from the disposition of notes or common stock by a non-U.S. holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless such non-U.S. holder provides a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying such non-U.S. holder’s non-U.S. status or by otherwise establishing an exemption. The payment of proceeds from the disposition of notes or common stock by a non-U.S. holder effected at a non-U.S. office of a U.S. broker or a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless the non-U.S. holder provides a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying the non-U.S. holder’s non-U.S. status or by otherwise establishing an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the non-U.S. holder is a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS. Prospective investors should consult their own tax advisors regarding the application of these rules to their particular circumstances.

Foreign Account Tax Compliance Act

Withholding at a rate of 30% will generally be required in certain circumstances on interest on the notes and dividends on the common stock (but not, under recently proposed regulations, gross proceeds from the disposition of notes and common stock) held by or through certain financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and applicable foreign country may modify these requirements. Similarly, interest on the notes and dividends on the common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the United States Department of the Treasury. Holders should consult their tax advisors regarding the possible implications of these rules in their particular situations.

VALIDITY OF SECURITIES

The validity of the securities being offered hereby will be passed upon for us by Wachtell, Lipton, Rosen & Katz. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

PricewaterhouseCoopers LLP

The financial statements as of December 31, 2019 and for the year ended December 31, 2019 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) as of December 31, 2019 incorporated in this Prospectus by reference to Motorola Solutions, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

KPMG LLP

The consolidated financial statements of Motorola Solutions, Inc. as of December 31, 2018 and for each of the years in the two-year period ended December 31, 2018, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP (“KPMG”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Our report refers to a change to the revenue recognition accounting principle as a result of the adoption of ASU 2014-09, “Revenue from Customers with Contracts.” Motorola Solutions, Inc. has agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on the Company’s past financial statements incorporated by reference herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following sets forth the costs and expenses, all of which will be, or have been, paid by the Registrant, in connection with the distribution of the securities being registered. All amounts are estimated, except the SEC registration fee:

Registration Fee	$129,800
Legal Fees and Expenses	100,000
Trustee Fees and Expenses	40,000
Accounting Fees and Expenses	5,000
Printing Fees	25,000
Miscellaneous	15,000
Total	$314,800

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Registrant under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

To the fullest extent permitted by the DGCL, the Registrant’s Restated Certificate of Incorporation, as amended through January 4, 2011 (the “Certificate of Incorporation”) provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except in the certain instances enumerated above pursuant to Section 102(b)(7) of the DGCL. Furthermore, if the DGCL is amended to further eliminate or limit the liability of a director, then the Certificate of Incorporation provides that a director shall not be liable to fullest extent permitted by the amended DGCL.

The Certificate of Incorporation provides that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving (at such time as such person is or was a director or officer of the corporation) at the request of the Registrant as a director, officer, employee or agent of any other corporation or enterprise (including an employee benefit plan), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to such person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Registrant generally shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Registrant.

The Certificate of Incorporation also provides that expenses incurred by an officer or director of the Registrant (acting in his or her capacity as such) in defending any such action, suit or proceeding shall be paid by the Registrant in advance of its final disposition, provided that if required by the DGCL such expenses shall be advanced only upon delivery to the Registrant of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant.

The Certificate of Incorporation also provides that indemnification provided for in the Certificate of Incorporation shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of the stockholders or disinterested directors or otherwise and that the Registrant may purchase and maintain insurance to protect itself and any such person against any such expenses, liability and loss, whether or not the Registrant would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

The Registrant maintains a directors’ and officers’ liability insurance policy providing coverage to its directors and officers, as authorized by the Certificate of Incorporation.

Item 16.	Exhibits

The following Exhibits are filed as part of this Registration Statement:

1.1	Form of Underwriting Agreement (to be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities).

2.1	Arrangement Agreement, dated February 1, 2018, between Motorola Solutions, Inc., Motorola Solutions Canada Holdings Inc. and Avigilon Corporation (incorporated by reference to Exhibit 2.1 to Motorola Solutions’ Current Report on Form 8-K filed on March 28, 2018 (File 1-17221)).

4.1(a)	Restated Certificate of Incorporation of Motorola, Inc., as amended through May 5, 2009 (incorporated by reference to Exhibit 3(i)(b) to Motorola, Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 4, 2009 (File No. 1-7221)).

4.1(b)	Certificate of Amendment to the Restated Certificate of Incorporation of Motorola, Inc., effective January 4, 2011, as filed with the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1 to Motorola Solutions’ Current Report on Form 8-K filed on January 10, 2011 (File No. 1-7221)).

4.1(c)	Certificate of Ownership and Merger merging Motorola Name Change Corporation into Motorola, Inc., effective January 4, 2011, as filed with the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.2 to Motorola Solutions’ Current Report on Form 8-K filed on January 10, 2011 (File No. 1-7221)).

4.2	Amended and Restated Bylaws of Motorola Solutions, Inc. as of November 13, 2014 (incorporated by reference to Exhibit 3.1 to Motorola Solutions’ Current Report on Form 8-K filed on November 14, 2014 (File No. 1-7221)).

4.3	Indenture dated as of September 5, 2019 between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, related to 1.75% Convertible Senior Notes due 2024 (incorporated by reference to Exhibit 10.1 to Motorola Solutions’ Current Report on Form 8-K filed on September 5, 2019 (File No. 1-7221)).

5.1*	Opinion of Wachtell, Lipton, Rosen & Katz.

10.1	Investment Agreement, by and among Motorola Solutions, Inc., Silver Lake Alpine, L.P. and Silver Lake Alpine (Offshore Master), L.P., dated as of September 5, 2019 (incorporated by reference to Exhibit 10.1 to Motorola Solutions’ Current Report on Form 8-K filed on September 5, 2019 (File No. 1-7221)).

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of KPMG LLP.

23.3	Consent of Wachtell, Lipton, Rosen & Katz (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

25.1*	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee with respect to the Indenture dated as of September 5, 2019.

*	Filed herewith.

Item 17.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and the State of Illinois, on the 27th day of February, 2020.

MOTOROLA SOLUTIONS, INC.

By:	/s/ Gino A. Bonanotte
Gino A. Bonanotte Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory Q. Brown, Gino A. Bonanotte and Dan Pekofske and each of them severally, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any related Registration Statement filed pursuant to Rule 462(b) or any successor regulation, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

*  *  *  *

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ Gregory Q. Brown Gregory Q. Brown	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	February 27, 2020

/s/ Gino A. Bonanotte Gino A. Bonanotte	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 27, 2020

/s/ Dan Pekofske Dan Pekofske	Corporate Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 27, 2020

/s/ Kenneth D. Denman	Director	February 27, 2020
Kenneth D. Denman

/s/ Egon P. Durban	Director	February 27, 2020
Egon P. Durban

Signature	Title	Date

/s/ Clayton M. Jones	Director	February 27, 2020
Clayton M. Jones

/s/ Judy C. Lewent	Director	February 27, 2020
Judy C. Lewent

/s/ Gregory K. Mondre	Director	February 27, 2020
Gregory K. Mondre

/s/ Anne R. Pramaggiore	Director	February 27, 2020
Anne R. Pramaggiore

/s/ Joseph M. Tucci	Director	February 27, 2020
Joseph M. Tucci